Exhibit 99.2

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily acquires, owns, manages, leases and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not reiterated in this supplemental financial package.  This supplemental financial package is available through the Company’s internet site.

•                  This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the perspective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Investor Relations at investor.relations@slgreen.com or at 212-216-1601.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company.  Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the year ended December 31, 2007 that will subsequently be released on Form 10-K to be filed on or before February 28, 2008.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile	4
Financial Highlights	5-12
Balance Sheets	13-14
Statements of Operations	15
Funds From Operations	16
Statement of Stockholders’ Equity	17
Taxable Income	18
Joint Venture Statements	19-22

Selected Financial Data	23-26

Summary of Debt and Ground Lease Arrangements	27-29

Mortgage Investments and Preferred Equity	30-31

Property Data
Composition of Property Portfolio	32-33
Top Tenants	34
Tenant Diversification	35
Leasing Activity Summary	36-39
Lease Expiration Schedule	40-41

Summary of Acquisition/Disposition Activity	42-44
Supplemental Definitions	45
Corporate Information	46

CORPORATE PROFILE

SL Green Realty Corp., or the Company, is New York City’s largest commercial office landlord and is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, primarily focused on owning and operating office buildings in Manhattan.

The Company was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc., a company that was founded in 1980 by Stephen L. Green, our current Chairman.  For more than 25 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through strategically acquiring, redeveloping and repositioning office properties primarily located in Manhattan, and re-leasing and managing these properties for maximum cash flow.

In 2007, SL Green acquired Reckson Associates Realty Corp. and added over 9 million square feet to its portfolio. Included in this total is over 3 million square feet of Class A office space located in Westchester, New York and Stamford, Connecticut.  These suburban portfolios serve as natural extensions of SL Green’s core ownership in the Grand Central submarket of Midtown Manhattan. The Company has since made selective additions to the holdings in these areas.

Looking forward, SL Green will continue its opportunistic investment philosophy through three established business lines: investment in long-term core properties, investment in opportunistic assets, and structured finance investments. Structured finance investments include SL Green’s interest in Gramercy Capital Corp., or Gramercy, (NYSE: GKK) since 2004. SL Green owns approximately 22% of Gramercy. This three-legged investment strategy allows SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

FINANCIAL HIGHLIGHTS
FOURTH QUARTER 2007 UNAUDITED

FINANCIAL RESULTS

Funds From Operations, or FFO, available to common stockholders totaled $76.9 million, or $1.24 per share (diluted) for the fourth quarter ended December 31, 2007, a 5.1% increase over the same quarter in 2006 when FFO totaled $60.5 million, or $1.18 per share (diluted).

Net income available for common stockholders totaled $128.7 million, or $2.16 per share (diluted) for the fourth quarter ended December 31, 2007. Net income available to common stockholders totaled $29.4 million or $0.62 per share (diluted) in the same quarter in 2006.  Fourth quarter 2007 results include gains on sale of $1.93 per share (diluted) compared to gains on sale of $0.07 per share (diluted) for the same period in 2006.

Funds available for distribution, or FAD, for the fourth quarter of 2007 increased to $0.85 per share (diluted) versus $0.78 per share (diluted) in the prior year, a 9.0% increase.

The Company’s dividend payout ratio for the fourth quarter of 2007 was 63.4% of FFO and 93.1% of FAD before first cycle leasing costs.

All per share amounts are presented on a diluted basis.

CONSOLIDATED RESULTS

Total quarterly revenues increased 81.4% in the fourth quarter to $263.5 million compared to $145.3 million in the prior year.  The $118.2 million growth in revenue resulted primarily from the following items:

•                  $116.7 million increase from 2007 and 2006 acquisitions, including the Reckson properties,

•                  $0.5 million decrease from same-store properties,

•                  $5.6 million increase in preferred equity and investment income, and

•                  $3.6 million decrease in other revenue, which was primarily due to a decrease in revenue from discontinued operations ($6.0 million), which was offset by fees earned from Gramercy ($2.4 million).

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, increased by $73.6 million (91.4%) to $154.1 million.  The following items drove EBITDA improvements:

•                  $71.5 million increase from 2007 and 2006 acquisitions, including the Reckson properties,

•                  $2.8 million decrease from same-store properties.

•                  $5.6 million increase in preferred equity and investment income.  The weighted-average structured finance investment balance for the quarter increased to $734.9 million from $381.3 million in the prior year fourth quarter.  The weighted-average yield for the quarter was 10.49% compared to 10.45% in the prior year.

FINANCIAL HIGHLIGHTS
FOURTH QUARTER 2007 UNAUDITED

•                  $3.5 million increase from increased contributions to equity in net income from unconsolidated joint ventures primarily from Gramercy ($0.9 million), 388 Greenwich Street ($0.6 million), 800 Third Avenue ($0.7 million), 521 Fifth Avenue ($0.5 million), 2 Herald Square ($1.5 million) and 885 Third Avenue ($1.9 million).   This was partially offset by reductions in contributions primarily from 100 Park, which is under redevelopment, ($0.3 million), the Mack-Green joint venture ($0.7 million), 1745 Broadway ($1.0 million), and 1221 Avenue of the Americas ($0.8 million).

•                  $1.2 million increase from lower MG&A expense.

•                  $5.4 million decrease in non-real estate revenues net of expenses, primarily due to a decrease in EBITDA from discontinued operations ($3.2 million) and other items ($4.6 million), which was partially offset by fee income from Gramercy ($2.4 million).

FFO before minority interests improved $16.4 million primarily as a result of:

•                  $73.6 million increase in EBITDA,

•                  $9.4 million decrease in FFO from unconsolidated joint ventures, discontinued operations and non-real estate depreciation, and

•                  $47.8 million decrease from higher interest expense.

SAME-STORE RESULTS

Consolidated Properties

Same-store fourth quarter 2007 GAAP NOI decreased $2.8 million (6.0%) to $44.1 million compared to the prior year.  Operating margins before ground rent decreased from 59.2% to 58.2%.

The $2.8 million decrease in GAAP NOI was primarily due to:

•                  $3.3 million (4.6%) increase in rental revenue primarily due to increasing rental rates,

•                  $0.2 million (2.1%) decrease in escalation and reimbursement revenue,

•                  $3.8 million (96.3%) decrease in investment and other income,

•                  $0.7 million (3.3%) increase in operating expenses, primarily driven by increases in payroll and utility costs, but was offset by reductions in insurance costs, and

•                  $1.4 million (29.0%) increase in ground rent expense.

Joint Venture Properties

The Joint Venture same-store properties fourth quarter 2007 GAAP NOI decreased $1.4 million (5.9%) to $22.9 million compared to the prior year.  Operating margins before ground rent decreased from 56.6% to 54.5%.

The $1.4 million decrease in GAAP NOI was primarily due to:

•                  $0.7 million (2.1%) increase in rental revenue primarily due to improved leasing,

FINANCIAL HIGHLIGHTS
FOURTH QUARTER 2007 UNAUDITED

•                  $1.1 million (12.6%) decrease in escalation and reimbursement revenue,

•                  $0.5 million (84.6%) decrease in investment and other income, primarily due to reduced lease buy-out income,

•                  $0.3 million (2.9%) increase in operating expenses primarily driven by increases in payroll and repairs and maintenance which were partially offset by a reduction in insurance, and

•                  $0.2 million (2.8%) increase in real estate taxes.

STRUCTURED FINANCE ACTIVITY

As of December 31, 2007, our structured finance and preferred equity investments totaled $805.2 million.  The weighted average balance outstanding for the fourth quarter of 2007 was $734.9 million.  During the fourth quarter of 2007 the weighted average yield was 10.49%.

During the fourth quarter 2007, the Company originated $128.7 million of structured finance investments, which yield approximately 14.8%.  There was also $10.0 million of redemptions during the fourth quarter of 2007.

QUARTERLY LEASING HIGHLIGHTS

Manhattan vacancy at September 30, 2007 was 675,031 useable square feet net of holdover tenants.  During the quarter, 370,567 additional useable office, retail and storage square feet became available at an average escalated cash rent of $50.45 per rentable square foot.  Space available to lease during the quarter totaled 1,045,598 useable square feet, or 4.2% of the total Manhattan portfolio.

During the fourth quarter, 41 Manhattan office leases, including early renewals, were signed totaling 282,490 rentable square feet.  New cash rents averaged $65.68 per rentable square foot.  Replacement rents were 42.7% higher than rents on previously occupied space, which had fully escalated cash rents averaging $46.03 per rentable square foot.  The average lease term was 8.5 years and average tenant concessions were 1.4 months of free rent with a tenant improvement allowance of $15.06 per rentable square foot.

Suburban vacancy at September 30, 2007 was 617,149 usable square feet net of holdover tenants.  During the quarter, 103,209 additional useable office and storage square feet became available at an average escalated cash rent of $27.54 per rentable square foot.  Space available to lease during the quarter totaled 720,358 useable square feet, or 9.2% of the total Suburban portfolio.

During the fourth quarter, 27 Suburban office leases, including early renewals, were signed totaling 205,791 rentable square feet.  New cash rents averaged $28.23 per rentable square foot.  Replacement rents were 9.2% higher than rents on previously occupied space, which had fully escalated cash rents averaging $25.85 per rentable square foot.  The average lease term was 5.3 years and average tenant concessions were 1.2 months of free rent with a tenant improvement allowance of $11.01 per rentable square foot.

FINANCIAL HIGHLIGHTS
FOURTH QUARTER 2007 UNAUDITED

The Company also signed a total of 18 retail and storage leases, including early renewals, for 43,057 rentable square feet.  The average lease term was 5.6 years and the average tenant concessions were 0.6 months of free rent with a tenant improvement allowance of $5.40 per rentable square foot.

REAL ESTATE ACTIVITY

The Company’s share of real estate investment transactions entered into during the fourth quarter totaled approximately $257.3 million and included:

-                    In December 2007, the Company, through a joint venture with SITQ Immobilier, a subsidiary of Caisse de depot et placement du Quebec, or SITQ, closed on the acquisition of 388-390 Greenwich Street from Citigroup for approximately $1.575 billion. SL Green owns a 50.6% interest in the joint venture. SITQ owns the remaining 49.4% interest. The property consists of two office buildings aggregating 2,600,000 square-feet.

-                    In November 2007, the Company sold its property located at 470 Park Avenue South for approximately $157.0 million. The property encompasses approximately 260,000 square feet. The sale generated a gain, net of minority interest, of approximately $114.7 million.

Investment In Gramercy Capital Corp.

At December 31, 2007, the book value of the Company’s investment in Gramercy totaled $172.6 million. Fees earned from various management arrangements between the Company and Gramercy totaled approximately $10.4 million for the quarter ended December 31, 2007, including an incentive fee of $2.8 million earned as a result of Gramercy’s FFO (as defined in Gramercy’s management agreement) exceeding the 9.5% annual return on equity performance threshold.  For the year ended December 31, 2007, the Company earned $56.0 million in fees from Gramercy, including $32.3 million in incentive fees.  Of the $32.3 million in incentive fees $13.3 million was included in FFO and $19.0 million was excluded from FFO.  The Company accounted for its share of the incentive fee as a reduction of its basis in One Madison Avenue.  The Company’s share of FFO generated from its investment in Gramercy totaled approximately $5.6 million and $21.9 million for the three and twelve months ended December 31, 2007, respectively, compared to $5.1 million and $16.1 million for the same periods in the prior year.

The Company’s marketing, general and administrative, or MG&A, expenses include the consolidation of the expenses of its subsidiary GKK Manager LLC, the entity which manages and advises Gramercy.  For the quarter and year ended December 31, 2007, the Company’s MG&A included approximately $2.4 million and $12.0 million, respectively, of costs associated with Gramercy compared to $2.2 million and $8.1 million in the prior year.

FINANCIAL HIGHLIGHTS
FOURTH QUARTER 2007 UNAUDITED

Financing/ Capital Activity

The Company acquired $94.1 million of its common stock at an average share price of $96.47 since October 1, 2007 pursuant to its previously announced $300.0 million stock repurchase program.  The Company has now acquired $188.10 million of its common stock at an average share price of $107.45.

In October 2007, the Company exercised the accordion feature under its unsecured revolving credit facility, increasing its capacity by $250.0 million.

In October 2007, the joint venture that owns 1551/1555 Broadway refinanced its construction loan.  The new loan extended the maturity by 17 months, reduced the spread by 50 basis points and increased the committed amount by $26.3 million.

In December 2007, the joint venture that acquired 388-390 Greenwich Street financed the acquisition with a $560.0 million, ten-year mortgage loan which carries an effective fixed interest rate of 5.19%.

In December 2007, the Company closed on a $276.7 million, ten-year term loan which carries an effective fixed interest rate of 5.19%.  This loan, which is secured by the Company’s interest in 388-390 Greenwich Street, effectively provides the Company with a 68.5% leveraged investment in the 388-390 Greenwich Street joint venture.

Dividends

On November 27, 2007, the Company declared a dividend of $0.7875 per common share for the fourth quarter 2007.  The dividend was payable January 15, 2008 to stockholders of record on the close of business on December 31, 2007.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $3.15 per common share.

On November 27, 2007, the Company also approved a distribution on its Series C preferred stock for the period October 15, 2007 through and including January 14, 2008, of $0.4766 per share, payable October 15, 2007 to stockholders of record on the close of business on December 31, 2007. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.90625 per Series C preferred stock.

On November 27, 2007, the Company also approved a distribution on its Series D preferred stock for the period July 15, 2007 through and including January 14, 2008, of $0.4922 per share, payable January 15, 2008 to stockholders of record on the close of business on December 31, 2007. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.96875 per Series D preferred stock.

SL Green Realty Corp. Key Financial Data December 31, 2007 (Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006

Earnings Per Share
Net income available to common shareholders - diluted	$2.16	$1.64	$4.38	$2.53	$0.62
Funds from operations available to common shareholders - diluted	$1.24	$1.25	$1.26	$2.03	$1.18
Funds available for distribution to common shareholders - diluted	$0.85	$0.84	$0.97	$1.93	$0.78

Common Share Price & Dividends
At the end of the period	$93.46	$116.77	$123.89	$137.18	$132.78
High during period	$123.28	$133.35	$143.47	$156.10	$139.50
Low during period	$89.43	$101.61	$122.78	$131.81	$112.37
Common dividends per share	$0.7875	$0.70	$0.70	$0.70	$0.70
FFO Payout Ratio	63.40%	56.14%	55.70%	34.47%	59.16%
FAD Payout Ratio	93.07%	83.72%	72.09%	36.21%	90.23%

Common Shares & Units
Common shares outstanding	58,759	59,213	59,626	59,182	49,840
Units outstanding	2,340	2,350	2,365	2,619	2,694
Total shares and units outstanding	61,099	61,563	61,991	61,801	52,534

Weighted average common shares and units outstanding - basic	61,371	61,784	61,984	59,301	49,690
Weighted average common shares and units outstanding - diluted	61,917	62,411	63,275	60,930	51,160

Market Capitalization
Market value of common equity	$5,710,313	$7,188,712	$7,680,065	$8,477,861	$6,975,465
Liquidation value of preferred equity	257,500	257,500	257,500	257,500	257,500
Consolidated debt	5,723,082	5,329,629	4,653,374	5,023,057	1,815,379
Consolidated market capitalization	$11,690,895	$12,775,841	$12,590,939	$13,758,418	$9,048,344
SLG portion JV debt	1,593,246	1,281,344	1,483,534	1,264,200	1,209,281
Combined market capitalization	$13,284,141	$14,057,185	$14,074,473	$15,022,618	$10,257,625

Consolidated debt to market capitalization	48.95%	41.72%	36.96%	36.51%	20.06%
Combined debt to market capitalization	55.08%	47.03%	43.60%	41.85%	29.49%

Consolidated debt service coverage	2.10	2.23	2.35	3.00	3.12
Consolidated fixed charge coverage	1.79	1.88	2.00	2.53	2.36
Combined fixed charge coverage	1.64	1.67	1.76	2.18	1.89

Portfolio Statistics (Manhattan)
Consolidated office buildings	23	24	24	24	20
Unconsolidated office buildings	9	7	8	7	8
	32	31	32	31	28

Consolidated office buildings square footage	14,629,200	14,889,200	13,899,300	14,145,000	10,086,000
Unconsolidated office buildings square footage	10,099,000	7,464,000	8,640,900	7,966,900	8,879,900
	24,728,200	22,353,200	22,540,200	22,111,900	18,965,900

Quarter end occupancy-portfolio	96.6%	97.0%	97.6%	97.3%	97.0%
Quarter end occupancy- same store - wholly owned	97.1%	97.5%	97.9%	98.7%	97.5%
Quarter end occupancy- same store - combined (wholly owned + joint venture)	95.3%	96.7%	97.3%	97.6%	97.4%

SL Green Realty Corp. Key Financial Data December 31, 2007 (Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006

Selected Balance Sheet Data
Real estate assets before depreciation	$8,635,461	$8,497,258	$7,619,487	$7,375,047	$3,055,159
Investments in unconsolidated joint ventures	$1,402,201	$886,672	$839,087	$743,978	$686,069
Structured finance investments	$805,215	$683,084	$661,720	$688,303	$445,026

Total Assets	$11,406,016	$10,516,189	$9,452,345	$9,625,785	$4,632,227

Fixed rate & hedged debt	$4,767,144	$4,496,670	$3,823,513	$4,015,996	$1,511,714
Variable rate debt	955,938	832,959	829,861	933,309	303,665
Total consolidated debt	$5,723,082	$5,329,629	$4,653,374	$4,949,305	$1,815,379

Total Liabilities	$6,899,656	$6,051,418	$5,006,527	$5,394,598	$2,109,451

Fixed rate & hedged debt-including SLG portion of JV debt	$5,733,986	$5,170,857	$4,723,635	$4,657,260	$2,099,716
Variable rate debt - including SLG portion of JV debt	1,582,342	1,440,116	1,413,273	1,556,245	924,944
Total combined debt	$7,316,328	$6,610,973	$6,136,908	$6,213,505	$3,024,660

Selected Operating Data
Property operating revenues	$219,512	$216,389	$201,191	$174,331	$103,948
Property operating expenses	98,991	97,100	94,504	83,342	49,630
Property operating NOI	$120,521	$119,289	$106,687	$90,989	$54,318
NOI from discontinued operations	2,809	3,820	7,457	7,635	7,553
Total property operating NOI	$123,330	$123,109	$114,144	$98,624	$61,871

SLG share of Property NOI from JVs	$43,683	$43,944	$44,194	$37,364	$37,419
SLG share of FFO from Gramercy Capital	$5,600	$5,734	$5,623	$4,894	$5,083
Structured finance income	$20,836	$21,848	$27,432	$21,709	$15,202
Other income	$23,177	$15,030	$23,188	$89,878	$26,155

Marketing general & administrative expenses	$24,444	$22,224	$24,131	$34,247	$25,669

Consolidated interest	$75,520	$69,366	$63,803	$58,917	$29,834
Combined interest	$97,727	$93,826	$87,234	$79,239	$50,154
Preferred Dividend	$4,969	$4,969	$4,969	$4,969	$4,969

Office Leasing Statistics (Manhattan)
Total office leases signed	41	53	66	45	38
Total office square footage leased	282,490	340,246	677,807	330,972	452,497

Average rent psf	$65.68	$61.63	$52.96	$57.84	$61.99
Escalated rents psf	$46.03	$38.64	$37.70	$42.21	$48.18
Percentage of rent over escalated	42.7%	59.5%	40.5%	37.0%	28.7%
Tenant concession packages psf	$15.06	$17.14	$13.62	$24.93	$32.49
Free rent months	1.4	1.5	1.5	2.7	3.3

SL Green Realty Corp. Key Financial Data December 31, 2007 (Dollars in Thousands Except Per Share and Sq. Ft.)

Suburban Properties

	As of or for the three months ended
	12/31/2007	9/30/2007	6/30/2007	3/31/2007(1)	12/31/2006

Selected Operating Data (Suburban)
Property operating revenues	$37,371	$32,598	$30,973	$22,641	$—
Property operating expenses	15,818	13,750	12,894	9,228	—
Property operating NOI	$21,553	$18,848	$18,079	$13,413	$—

SLG share of Property NOI from JV	$3,695	$3,625	$2,826	$1,768	—

Consolidated interest	$3,977	$5,079	$4,416	$3,580	—
Combined interest	$6,615	$7,182	$5,967	$4,482	—

Portfolio Statistics (Suburban)
Consolidated office buildings	30	30	30	28	—
Unconsolidated office buildings	6	6	3	1	—
	36	36	33	29	—

Consolidated office buildings square footage	4,925,800	4,925,800	4,925,800	4,660,900	—
Unconsolidated office buildings square footage	2,941,700	2,941,700	2,042,000	1,402,000	—
	7,867,500	7,867,500	6,967,800	6,062,900	—

Quarter end occupancy-portfolio	92.0%	92.2%	93.8%	92.7%	—

Office Leasing Statistics (Suburban)
Total office leases signed	27	23	19	22	—
Total office square footage leased	205,791	91,525	60,581	139,503	—

Average rent psf	$28.23	$33.64	$29.88	$30.44	—
Escalated rents psf	$25.85	$29.26	$29.75	$27.36	—
Percentage of rent over escalated	9.2%	15.0%	0.4%	11.2%	—
Tenant concession packages psf	$11.01	$11.06	$22.83	$17.82	—
Free rent months	1.2	0.1	0.1	1.1	—

(1)           Includes operations since January 25th, 2007.

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006
Assets
Commercial real estate properties, at cost:
Land & land interests	$1,436,586	$1,447,297	$1,285,915	$1,235,607	$439,986
Buildings & improvements fee interest	5,931,088	5,799,995	5,082,758	4,930,419	2,111,970
Buildings & improvements leasehold	1,255,579	1,237,758	1,201,786	1,093,514	490,995
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$8,635,461	$8,497,258	$7,582,667	$7,271,748	$3,055,159
Less accumulated depreciation	(381,510)	(406,958)	(324,756)	(297,365)	(279,436)
	$8,253,951	$8,090,300	$7,257,911	$6,974,383	$2,775,723
Other Real Estate Investments:
Investment in unconsolidated joint ventures	1,402,201	886,672	839,087	743,978	686,069
Structured finance investments	805,215	683,084	661,720	688,303	445,026

Assets held for sale	41,568	—	21,040	96,101	—
Cash and cash equivalents	19,173	98,099	80,300	499,728	117,178
Restricted cash	106,725	119,553	131,247	128,223	252,272
Tenant and other receivables, net of $ 13,932 reserve at 12/31/07	50,818	48,815	41,657	53,040	34,483
Related party receivables	13,433	32,950	10,943	14,938	7,195
Deferred rents receivable, net of reserve for tenant credit loss of $13,400 at 12/31/07	136,595	134,580	111,740	103,267	96,624
Deferred costs, net	134,762	127,353	113,885	116,760	97,850
Other assets	441,575	294,783	182,815	207,064	119,807

Total Assets	$11,406,016	$10,516,189	$9,452,345	$9,625,785	$4,632,227

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006
Liabilities and Stockholders’ Equity
Mortgage notes payable	$2,844,644	$2,846,529	$2,173,460	$2,156,575	$1,190,379
Term loans and unsecured notes	2,069,938	1,793,100	1,792,914	2,692,730	525,000
Revolving credit facilities	708,500	590,000	587,000	—	—
Accrued interest and other liabilities	45,194	50,257	42,286	36,784	10,008
Accounts payable and accrued expenses	191,509	169,288	148,158	169,736	138,181
Deferred revenue	819,271	385,840	42,382	44,082	43,721
Capitalized lease obligations	16,542	16,504	16,466	16,430	16,394
Deferred land lease payable	16,960	16,873	16,829	17,095	16,938
Dividend and distributions payable	52,077	47,238	47,557	47,427	40,917
Security deposits	35,021	35,789	39,475	39,103	27,913
Liabilities related to assets held for sale	—	—	—	74,636	—
Junior subordinated deferrable interest debentures	100,000	100,000	100,000	100,000	100,000
Total Liabilities	$6,899,656	$6,051,418	$5,006,527	$5,394,598	$2,109,451

Minority interest in other partnerships	597,478	595,782	592,449	580,424	56,162
Minority interest in operating partnership (2,340 units outstanding) at 12/31/07	82,007	78,878	77,429	75,996	71,731

Stockholders’ Equity
7.625% Series C Perpetual Preferred Shares	151,981	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value 160,000 shares authorized, 58,759 issued and outstanding at 12/31/07	601	598	598	592	498
Additional paid-in capital	2,931,887	2,918,847	2,905,765	2,886,092	1,809,893
Treasury stock	(150,719)	(94,071)	(40,368)	—	—
Accumulated other comprehensive income	4,943	6,961	9,287	11,568	13,971
Retained earnings	791,861	709,474	652,356	428,213	322,219
Total Stockholders’ Equity	$3,826,875	$3,790,111	$3,775,940	$3,574,767	$2,394,883

Total Liabilities and Stockholders’ Equity	$11,406,016	$10,516,189	$9,452,345	$9,625,785	$4,632,227

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000’s omitted)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2007	2006	2007	2007	2006
Revenues
Rental revenue, net	192,288	89,238	185,586	$696,919	$317,782
Escalation and reimbursement revenues	27,224	14,710	30,803	114,506	58,024
Investment income	20,836	15,202	21,848	91,826	61,956
Other income	23,177	26,155	15,030	151,272	56,065
Total Revenues, net	263,525	145,305	253,267	1,054,523	493,827

Equity in net income from unconsolidated joint ventures	14,049	10,537	11,302	46,765	40,780

Operating expenses	58,866	27,499	56,677	215,030	107,128
Ground rent	8,683	5,463	8,674	32,389	20,150
Real estate taxes	31,442	16,668	31,749	126,519	66,613
Marketing, general and administrative	24,444	25,669	22,224	105,044	65,741
Total Operating Expenses	123,435	75,299	119,324	478,982	259,632

EBITDA	154,139	80,543	145,245	622,306	274,975

Interest	75,520	28,470	69,366	265,073	90,875
Amortization of deferred financing costs	2,118	1,329	1,994	16,655	4,425
Depreciation and amortization	53,653	19,016	48,624	181,647	65,235

Income Before Minority Interest and Items	22,848	31,728	25,261	158,931	114,440

Income from discontinued operations	1,661	3,416	2,392	12,151	19,122
Gain on sale of discontinued operations	114,697	—	80,214	481,750	93,976
Equity in net gain on sale of joint venture property	—	3,451	—	31,509	3,451
Minority interests	(5,571)	(4,268)	(4,330)	(23,931)	(10,270)
Net Income	133,635	34,327	103,537	660,410	220,719

Dividends on perpetual preferred shares	4,969	4,969	4,969	19,875	19,875

Net Income Available For Common Shareholders	$128,666	$29,358	$98,568	$640,535	$200,844

Earnings per Share
Net income per share (basic)	$2.18	$0.62	$1.66	$10.90	$4.50
Net income per share (diluted)	$2.16	$0.62	$1.64	$10.78	$4.38

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000’s omitted—except per share data)

		Three Months Ended		Three Months Ended	Twelve Months Ended
		December 31,	December 31,	September 30,	December 31,	December 31,
		2007	2006	2007	2007	2006
Funds from operations
Net Income before Minority Interests and Items		$22,848	$31,728	$25,261	$158,931	$114,440

Add:	Depreciation and amortization	53,653	19,016	48,624	181,647	65,235
	FFO from discontinued operations	2,809	6,187	3,820	19,186	30,769
	FFO adjustment for joint ventures	2,774	8,808	5,299	18,972	34,049
Less:	Dividends on preferred shares	4,969	4,969	4,969	19,875	19,875
	Non real estate depreciation and amortization	210	240	215	904	984
	Funds From Operations	$76,905	$60,530	$77,820	$357,957	$223,634

	Funds From Operations - Basic per Share	$1.25	$1.22	$1.26	$5.85	$4.75

	Funds From Operations - Diluted per Share	$1.24	$1.18	$1.25	$5.78	$4.61

Funds Available for Distribution
FFO		$76,905	$60,530	$77,820	357,957	223,634

Add:	Non real estate depreciation and amortization	210	240	215	904	984
	Amortization of deferred financing costs	2,118	1,329	1,994	16,655	4,425
	Non-cash deferred compensation	3,989	2,320	4,020	22,117	9,298
Less:	FAD adjustment for Joint Ventures	8,873	10,416	7,777	26,390	22,613
	FAD adjustment for discontinued operations	96	352	29	1,453	1,906
	Straight-line rental income and other non cash adjustments	14,916	6,000	16,752	59,716	19,778
	Second cycle tenant improvements	3,949	3,209	3,818	12,792	18,179
	Second cycle leasing commissions	1,523	1,380	2,237	8,112	7,113
	Revenue enhancing recurring CAPEX	540	548	272	1,190	975
	Non- revenue enhancing recurring CAPEX	936	2,824	979	4,159	6,928

Funds Available for Distribution		$52,389	$39,690	$52,185	$283,821	$160,850
	Diluted per Share	$0.85	$0.78	$0.84	$4.59	$3.32
First Cycle Leasing Costs
	Tenant improvements	10,176	19,940	5,774	18,581	23,246
	Leasing commissions	2,703	10,908	2,861	8,928	14,742

Funds Available for Distribution after First Cycle Leasing Costs		$39,510	$8,842	$43,550	$256,312	$122,862

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$0.64	$0.17	$0.70	$4.14	$2.53

Redevelopment Costs		21,963	5,969	8,035	$41,634	$15,374

Payout Ratio of Funds From Operations		63.40%	59.16%	56.14%	49.92%	54.21%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		93.07%	90.23%	83.72%	62.96%	75.37%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY Unaudited ($000’s omitted)

	Series C Preferred Stock	Series D Preferred Stock	Common Stock	Additional Paid-In Capital	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income	TOTAL

Balance at December 31, 2006	$151,981	$96,321	$498	$1,809,893	$—	$322,219	$13,971	$2,394,883

Net Income						660,410		660,410
Preferred Dividend						(19,875)		(19,875)
Exercise of employee stock options			4	12,913				12,917
Stock-based compensation fair value				11,765				11,765
Cash distributions declared ($2.89 per common share)						(170,893)		(170,893)
Comprehensive Income - Unrealized gain of derivative instruments							(9,028)	(9,028)
Redemption of units and dividend reinvestment proceeds			5	24,436				24,441
Issuance of common stock for Reckson acquisition			90	1,048,088				1,048,178
Treasury stock					(150,719)			(150,719)
Deferred compensation plan			4	650				654
Amortization of deferred compensation				24,142				24,142
Balance at December 31, 2007	$151,981	$96,321	$601	$2,931,887	$(150,719)	$791,861	$4,943	$3,826,875

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2006	49,839,636	2,693,900	—	52,533,536	—	52,533,536

YTD share activity	8,918,996	(353,541)		8,565,455		8,565,455
Share Count at December 31, 2007 - Basic	58,758,632	2,340,359	—	61,098,991	—	61,098,991

Weighting Factor	(16,447)	105,908	696,379	785,840		785,840
Weighted Average Share Count at December 31, 2007 - Diluted	58,742,185	2,446,267	696,379	61,884,831	—	61,884,831

TAXABLE INCOME Unaudited ($000’s omitted)

	Twelve Months Ended
	December 31,	December 31,
	2007	2006

Net Income Available For Common Shareholders	$640,535	$200,844
Book/Tax Depreciation Adjustment	92,280	20,332
Book/Tax Gain Recognition Adjustment	(529,321)	(71,278)
Book/Tax JV Net equity adjustment	(22,408)	(8,672)
Other Operating Adjustments	(6,024)	(16,146)
C-corp Earnings	(5,228)	(1,012)
Taxable Income (Projected)	$169,834	$124,068

Dividend per share	$2.89	$2.50
Estimated payout of taxable income	100%	100%

Shares outstanding - basic	58,759	49,840

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales of 29 West 35th Street, 17 Battery Place South, 90 Broad Street, 50 West 23rd Street, 1370 Broadway, 1412 Broadway, 17 Battery Place North,1466 Broadway, 286, 290 & 292 Madison Avenue, 1140 Avenue of the Americas, One Park Avenue, 70 West 36 street, 110 East 42nd Street and 125 Broad Street through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of an interest in 1372 Broadway and 470 Park Avenue South.

JOINT VENTURE STATEMENTS Balance Sheet for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	December 31, 2007		December 31, 2006
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$1,465,224	$712,260	$654,925	$303,372
Buildings & improvements fee interest	4,597,440	1,999,703	2,913,767	1,349,429
Buildings & improvements leasehold	259,722	128,620	247,062	122,664
	6,322,386	2,840,583	3,815,754	1,775,465
Less accumulated depreciation	(255,281)	(121,900)	(212,665)	(102,185)

Net Real Estate	6,067,105	2,718,683	3,603,089	1,673,280

Cash and cash equivalents	105,509	47,690	105,563	49,740
Restricted cash	33,797	15,176	24,876	11,161
Tenant receivables, net of $1,995 reserve at 12/31/07	11,662	5,226	10,236	4,842
Deferred rents receivable, net of reserve for tenant credit loss of $3,170 at 12/31/07	90,569	45,088	75,306	36,989
Deferred costs, net	95,288	44,444	67,876	31,893
Other assets	102,091	36,185	35,323	16,691

Total Assets	$6,506,021	$2,912,492	$3,922,269	$1,824,596

Mortgage loans payable	$3,496,589	$1,593,246	$2,510,498	$1,209,281
Derivative Instruments-fair value	396	201	25	14
Accrued interest payable	13,507	6,188	11,635	5,518
Accounts payable and accrued expenses	60,145	28,499	33,538	15,540
Deferred revenue	147,437	51,390	31,250	14,328
Security deposits	10,557	5,233	10,790	4,942
Contributed Capital (1)	2,777,390	1,227,735	1,324,533	574,973

Total Liabilities and Equity	$6,506,021	$2,912,492	$3,922,269	$1,824,596

As of December 31, 2007 the Company had eighteen unconsolidated joint venture interests including a 66.18% economic interest in 1250 Broadway increased from 55% in August 2006, a 50% interest in 100 Park Avenue, a 68.5% economic interest in 1515 Broadway increased from 55% in December 2005,  a 45% interest in 1221 Avenue of the Americas, a 45% interest in 379 West Broadway, a 48% interest in the Mack - Green Joint Venture, a 50% interest in 21 West 34th Street, a 46% interest in 800 Third Avenue, a 50% interest in 521 Fifth Avenue, a 30% interest in One Court Square, a 63% economic interest in 1604-1610 Broadway, a 20.26% interest in Jericho Plazas, a 55% interest in 2 Herald Square, a 32.25% interest in 1745 Broadway, a 55% interest in 885 Third Avenue, a 35% interest in 16 Court Square, a 25% interest in The Meadows and a 50.6% interest in 388/390 Greenwich Street.  These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company’s financial statements.

As we have been designated as the primary beneficiary under FIN 46(R), we have consolidated the accounts of the following nine joint ventures including a 50% interest in 1551/1555 Broadway, a 50% interest in 141 Fifth Avenue, a 50% interest in 25-29 West 34th Street, a 50% interest in 180 Broadway and a 51% interest in 919 Third Avenue, 100 White Plains Road, 120 White Plains Road, 680 Washington Avenue and 750 Washington Avenue.

(1) Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	Three Months Ended December 31, 2007		Three Months Ended September 30, 2007	Three Months Ended December 31, 2006
		SLG Property Interest	SLG Property Interest		SLG
	Total Property			Total Property	Property Interest
Revenues
Rental Revenue, net	$122,314	$58,943	$58,568	$94,438	$47,767
Escalation and reimbursement revenues	19,711	9,761	10,879	21,015	10,864
Investment and other income	1,996	1,018	661	2,842	1,468
Total Revenues, net	$144,021	$69,722	$70,108	$118,295	$60,099

Expenses
Operating expenses	$32,487	$15,872	$15,856	$27,759	$13,997
Ground rent	565	367	665	267	120
Real estate taxes	19,813	9,800	9,643	17,195	8,563
Total Operating Expenses	$52,865	$26,039	$26,164	$45,221	$22,680

GAAP NOI	$91,156	$43,683	$43,944	$73,074	$37,419
Cash NOI	$77,259	$36,765	$37,923	$64,134	$33,021

Interest	46,018	22,207	24,460	38,026	20,320
Amortization of deferred financing costs	2,511	1,086	990	1,267	726
Depreciation and amortization	27,225	12,103	12,588	20,353	10,334

Net Income	$15,402	$8,287	$5,906	$13,428	$6,039

Plus: Real estate depreciation	27,175	12,093	12,578	20,353	10,334
Funds From Operations	$42,577	$20,380	$18,484	$33,781	$16,373

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$2,561	$1,096	$1,000	$1,267	$726
Less: Straight-line rental income and other non-cash adjustments	(13,895)	(6,919)	(6,031)	(8,954)	(4,405)
Less: Second cycle tenant improvement	(2,434)	(1,513)	(1,083)	(8,458)	(4,149)
Less: Second cycle leasing commissions	(1,771)	(815)	(1,516)	(5,173)	(2,264)
Less: Recurring CAPEX	(1,074)	(722)	(147)	(689)	(324)
FAD Adjustment	$(16,613)	$(8,873)	$(7,777)	$(22,007)	$(10,416)

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	Twelve Months Ended December 31, 2007		Twelve Months Ended December 31, 2006
		SLG		SLG
	Total Property	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	$460,723	$226,622	$366,869	$181,773
Escalation and reimbursement revenues	78,223	40,616	76,118	38,252
Investment and other income	7,074	3,672	14,035	6,102
Total Revenues, net	$546,020	$270,910	$457,022	$226,127

Expenses
Operating expenses	$119,559	$60,461	$103,435	$51,394
Ground rent	3,326	1,875	942	423
Real estate taxes	78,219	39,389	69,922	34,340
Total Operating Expenses	$201,104	$101,725	$174,299	$86,157

GAAP NOI	$344,916	$169,185	$282,723	$139,970
Cash NOI	$304,352	$150,083	$249,028	$124,540

Interest	179,343	90,420	137,903	72,311
Amortization of deferred financing costs	8,111	3,769	5,279	2,951
Depreciation and amortization	103,564	48,642	76,964	37,902

Net Income	$53,898	$26,354	$62,577	$26,806

Plus: Real estate depreciation	103,424	48,614	76,962	37,901
Funds From Operations	$157,322	$74,968	$139,539	$64,707

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$8,251	$3,797	$5,281	$2,952
Less: Straight-line rental income and other non-cash adjustments	(40,341)	(19,645)	(33,704)	(15,435)
Less: Second cycle tenant improvement	(9,516)	(5,251)	(10,626)	(5,165)
Less: Second cycle leasing commissions	(7,641)	(3,803)	(9,186)	(4,004)
Less: Recurring CAPEX	(2,207)	(1,488)	(1,834)	(961)
FAD Adjustment	$(51,454)	$(26,390)	$(50,069)	$(22,613)

Gramercy Joint Venture Statements Unaudited ($000’s omitted)

Balance Sheets			Income Statements
				Three Months Ended		Twelve Months Ended
	December 31,	September 30,		December 31,	December 31,	December 31,	December 31,
	2007	2007		2007	2006	2007	2006
Assets			Revenues
Cash	$296,086	$306,760	Investment Income	$79,119	$60,108	$297,712	$176,421
Loans and other lending investments, net	2,441,747	2,495,925	Rental Revenue - net	4,133	1,487	10,242	2,402
Investment in joint ventures	49,440	46,109	Gain on sales and other income	7,382	5,669	19,331	19,392
Commerical real estate securities	791,983	775,852	Total revenues	90,634	67,264	327,285	198,215
Operating real estate, net	184,121	178,691
Other assets	444,661	438,755	Expenses
Total Assets	$4,208,038	$4,242,092	Interest	51,340	34,019	177,611	98,299
			Management fees	6,495	4,875	22,671	16,668
			Incentive fees	2,766	3,017	13,241	7,609
Liabilities and Stockholders’ Equity			Depreciation and amortization	1,676	620	4,623	1,582
Repurchase agreements	$200,197	$296,446	Marketing, general and administrative	2,489	4,238	13,557	11,957
Credit facilities	—	—	Provision for loan loss	2,750	1,000	9,398	1,430
Collateralized debt obligations	2,735,145	2,757,858	Total expenses	67,516	47,769	241,101	137,545
Mortgage note payable	153,624	153,624
Other liabilities	220,337	123,079
Junior subordinated deferrable interest debentures	150,000	150,000	Income from continuing operations before equity in net income (loss) of unconsolidated joint ventures, minority interest and taxes	23,118	19,495	86,184	60,670
Total Liabilities	3,459,303	3,481,007	Equity in net income (loss) of unconsolidated joint ventures	2,460	(870)	3,513	(2,960)
			Income from continuing operations before provision for taxes	25,578	18,625	89,697	57,710

Stockholders’ Equity			Gain from sale of unconsolidated joint venture interest	—	—	92,235	—
Total stockholders’ equity	748,735	761,085
			Incentive fee attributable to gain from sale of unconsolidated joint venture interest	—	—	(18,994)	—
			Provision for taxes	(40)	(630)	(1,341)	(1,808)
Total Liabilities and Stockholders’ Equity	$4,208,038	$4,242,092	Net Income	25,538	17,995	161,597	55,902
			Dividends on preferred stock	(2,336)	—	(6,567)	—
			Net income available to common shareholders	23,202	17,995	155,030	55,902
			Net income from continuing operations	25,578	18,625	89,697	57,710
			Plus: Real estate depreciation	846	2,319	7,267	8,125
			Less: Provision for taxes	(40)	(630)	(1,341)	(1,808)
			Less: Dividends on preferred stock	(2,336)	—	(6,567)	—
			FFO	$24,048	$20,314	$89,056	$64,027
Total Outstanding Shares	34,851	30,902

Total SLG Shares	7,624	7,624	SLG share of net income	$5,403	$4,503	$38,360	$13,977

SLG Investment in Gramercy at Original Cost	$145,346	$145,346	SLG share of FFO	$5,600	$5,083	$21,852	$16,070

GKK Manager

	Three Months Ended		Three Months Ended	Twelve Months Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2007	2006	2007	2007	2006
Base management income	$4,088	$2,130	$3,271	$13,135	$10,147
Other fee income	5,095	2,186	5,146	18,998	10,471
Marketing, general and administrative expenses	(2,436)	(2,160)	(3,706)	(11,998)	(8,067)
Net Income before minority interest	6,747	2,156	4,711	20,135	12,551
Less: minority interest	(2,305)	(706)	(1,609)	(6,904)	(4,289)
SLG share of GKK Manager net income	4,442	1,450	3,102	13,231	8,262
Servicing and administrative reimbursements	1,224	685	1,366	4,912	3,652
Net management income and reimbursements from Gramercy	$5,666	$2,135	$4,468	$18,143	$11,914

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000’s omitted)

	12/31/2007		9/30/2007	6/30/2007	3/31/2007	12/31/2006
Market Capitalization
Common Equity:
Common Shares Outstanding	58,759		59,213	59,626	59,182	49,840
OP Units Outstanding	2,340		2,350	2,365	2,619	2,694
Total Common Equity (Shares and Units)	61,099		61,563	61,991	61,801	52,534
Share Price (End of Period)	$93.46		$116.77	$123.89	$137.18	$132.78
Equity Market Value	$5,710,313		$7,188,712	$7,680,065	$8,477,861	$6,975,465
Preferred Equity at Liquidation Value:	257,500		257,500	257,500	257,500	257,500

Real Estate Debt
Property Level Mortgage Debt	2,844,644		2,846,529	2,173,460	2,156,575	1,190,379
Outstanding Balance on - Term Loans	276,650		—	—	700,000	525,000
Outstanding Balance on - Unsecured Credit Line	708,500		590,000	587,000	—	—
Junior Subordinated Deferrable Interest Debentures	100,000		100,000	100,000	100,000	100,000
Unsecured Notes	774,660		774,652	774,644	974,636	—
Convertible Bonds	1,018,628		1,018,448	1,018,270	1,018,094	—
Liability Held for Sale	—		—	—	73,752	—
Total Consolidated Debt	5,723,082		5,329,629	4,653,374	5,023,057	1,815,379
Company’s Portion of Joint Venture Debt	1,593,246		1,281,344	1,483,534	1,264,200	1,209,281
Total Combined Debt	7,316,328		6,610,973	6,136,908	6,287,257	3,024,660

Total Market Cap (Debt & Equity)	$13,284,141		$14,057,185	$14,074,473	$15,022,618	$10,257,625

Availability under Lines of Credit
Senior Unsecured Line of Credit	751,226	(A)	618,374	642,719	784,719	484,482
Term Loans	—		—	—	—	—
Total Availability	$751,226		$618,374	$642,719	$784,719	$484,482
(A) As reduced by $40,274 letters of credit.

Combined Capitalized Interest	$1,692		$2,833	$3,627	$4,552	$2,873

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	48.95%		41.72%	36.96%	36.51%	20.06%
Debt to Gross Real Estate Book Ratio	65.92%		54.75%	61.04%	68.06%	59.30%
Secured Real Estate Debt to Secured Assets Gross Book	59.39%		62.07%	61.37%	60.62%	76.31%
Unsecured Debt to Unencumbered Assets-Gross Book Value	67.22%		64.93%	65.50%	79.19%	28.58%

Joint Ventures Allocated
Combined Debt to Market Cap Ratio	55.08%		47.03%	43.60%	41.85%	29.49%
Debt to Gross Real Estate Book Ratio	63.49%		56.45%	62.47%	67.83%	62.77%
Secured Real Estate Debt to Secured Assets Gross Book	58.23%		62.90%	68.84%	68.67%	71.94%

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended		Three Months Ended	Twelve Months Ended
		December 31,	December 31,	September 30,	December 31,	December 31,
		2007	2006	2007	2007	2006
	Property NOI

	Property Operating NOI	$120,521	$54,318	$119,289	$437,487	$181,915
	NOI from Discontinued Operations	2,809	7,553	3,820	21,721	36,242
	Total Property Operating NOI - Consolidated	123,330	61,871	123,109	459,208	218,157
	SLG share of Property NOI from JVs	43,683	37,419	43,944	169,185	139,970
	GAAP NOI	$167,013	$99,290	$167,053	$628,393	$358,127

Less:	Free Rent (Net of Amortization)	2,915	4,415	4,644	15,471	10,944
	Net FAS 141 Adjustment	2,033	1,104	1,935	5,605	3,949
	Straightline Revenue Adjustment	16,785	6,270	15,893	58,023	26,349

Plus:	Allowance for S/L tenant credit loss	2,089	960	1,490	6,254	3,844
	Ground Lease Straight-line Adjustment	87	157	87	418	628
	Cash NOI	$147,456	$88,618	$146,158	$555,966	$321,357

	Components of Debt Service and Fixed Charges

	Interest Expense	77,196	30,034	71,025	273,666	97,126
	Fixed Amortization Principal Payments	6,095	1,391	3,828	17,359	4,317
	Total Consolidated Debt Service	83,291	31,425	74,853	291,025	101,443

	Payments under Ground Lease Arrangements	8,770	5,306	8,761	32,806	19,772
	Dividend on perpetual preferred shares	4,969	4,969	4,969	19,875	19,876
	Total Consolidated Fixed Charges	97,030	41,700	88,583	343,706	141,091

	Adjusted EBITDA	167,160	99,870	164,296	697,911	356,573
	Interest Coverage Ratio	2.28	3.26	2.35	2.55	3.54
	Debt Service Coverage Ratio	2.10	3.12	2.23	2.40	3.39
	Fixed Charge Coverage Ratio	1.79	2.36	1.88	2.03	2.46

SELECTED FINANCIAL DATA 2007 Same Store - Consolidated Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Twelve Months Ended
		December 31,	December 31,		September 30,	December 31,	December 31,
		2007	2006	%	2007	2007	2006	%
Revenues
	Rental Revenue, net	73,283	70,037	4.6%	73,029	289,387	271,694	6.5%
	Escalation & Reimbursement Revenues	12,298	12,558	-2.1%	13,415	53,237	50,379	5.7%
	Investment Income	617	338	82.5%	501	1,866	1,270	46.9%
	Other Income	213	3,988	-94.7%	877	4,923	7,560	-34.9%
	Total Revenues	86,411	86,921	-0.6%	87,822	349,413	330,903	5.6%
Expenses
	Operating Expense	21,711	21,023	3.3%	24,127	92,063	86,308	6.7%
	Ground Rent	6,128	4,750	29.0%	6,119	22,202	19,149	15.9%
	Real Estate Taxes	13,818	13,850	-0.2%	13,831	58,429	58,570	-0.2%
		41,657	39,623	5.1%	44,077	172,694	164,027	5.3%

	EBITDA	44,754	47,298	-5.4%	43,745	176,719	166,876	5.9%

	Interest Expense & Amortization of Financing costs	9,227	9,291	-0.7%	9,348	37,167	37,547	-1.0%
	Depreciation & Amortization	13,773	13,092	5.2%	13,608	54,122	51,048	6.0%

	Income Before Minority Interest	21,754	24,915	-12.7%	20,789	85,430	78,281	9.1%
Plus:	Real Estate Depreciation & Amortization	13,767	13,083	5.2%	13,601	54,093	51,012	6.0%

	FFO	35,521	37,998	-6.5%	34,390	139,523	129,293	7.9%

Less:	Non - Building Revenue	684	409	67.2%	528	2,050	1,642	24.8%

Plus:	Interest Expense & Amortization of Financing costs	9,227	9,291	-0.7%	9,348	37,167	37,547	-1.0%
	Non Real Estate Depreciation	6	9	-33.3%	7	29	36	-19.4%
GAAP NOI		44,070	46,889	-6.0%	43,217	174,669	165,234	5.7%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	(108)	198	-154.5%	336	308	3,976	-92.3%
	Straightline Revenue Adjustment	2,865	3,268	-12.3%	3,009	11,968	13,030	-8.2%
	Rental Income - FAS 141	237	237	0.0%	237	937	937	0.0%
Plus:	Allowance for S/L tenant credit loss	540	705	-23.4%	404	1,729	2,748	-37.1%
	Ground Lease Straight-line Adjustment	87	87	0.0%	87	347	347	0.0%
Cash NOI		41,703	43,978	-5.2%	40,126	163,532	150,386	8.7%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	51.09%	53.76%		49.28%	50.04%	49.77%
	Cash NOI to Real Estate Revenue, net	48.34%	50.42%		45.75%	46.84%	45.30%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	58.19%	59.21%		56.26%	56.40%	55.54%
	Cash NOI before Ground Rent/Real Estate Revenue, net	55.34%	55.77%		52.63%	53.11%	50.96%

SELECTED FINANCIAL DATA 2007 Same Store - Joint Venture Unaudited ($000’s omitted)

		Three Months Ended			Twelve Months Ended
		December 31,	December 31,		December 31,	December 31,
		2007	2006	%	2007	2006	%
Revenues
	Rental Revenue, net	33,981	33,271	2.1%	135,732	132,134	2.7%
	Ecalation & Reimbursement Revenues	7,909	9,052	-12.6%	34,454	34,595	-0.4%
	Investment Income	404	680	-40.6%	1,613	1,837	-12.2%
	Other Income	90	562	-83.9%	649	2,976	-78.2%
	Total Revenues	42,385	43,566	-2.7%	172,447	171,541	0.5%
Expenses
	Operating Expense	11,422	11,101	2.9%	46,090	44,152	4.4%
	Ground Rent	—	—		—	—
	Real Estate Taxes	7,647	7,436	2.8%	31,445	31,139	1.0%
		19,068	18,538	2.9%	77,535	75,292	3.0%

	EBITDA	23,316	25,028	-6.8%	94,912	96,250	-1.4%

	Interest Expense & Amortization of Financing costs	10,564	11,133	-5.1%	43,450	42,487	2.3%
	Depreciation & Amortization	6,224	6,007	3.6%	25,121	23,710	5.9%

	Income Before Minority Interest	6,528	7,887	-17.2%	26,341	30,052	-12.3%
Plus:	Real Estate Depreciation & Amortization	6,225	6,006	3.6%	25,120	23,709	5.9%

	FFO	12,753	13,893	-8.2%	51,461	53,761	-4.3%

Less:	Non - Building Revenue	409	691	-40.9%	1,635	1,865	-12.3%

Plus:	Interest Expense & Amortization of Financing costs	10,564	11,133	-5.1%	43,450	42,487	2.3%
	Non Real Estate Depreciation	—	—		—	—
	GAAP NOI	22,908	24,336	-5.9%	93,277	94,384	-1.2%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	(92)	1,299	-107.1%	372	1,382	-73.1%
	Straightline Revenue Adjustment	810	816	-0.7%	3,951	4,244	-6.9%
	FAS 141	245	245	0.0%	979	979	0.0%
Plus:	Allowance for S/L tenant credit loss	89	135	-34.4%	367	524	-30.0%
	Ground Lease Straight-line Adjustment	—	—		—	—
	Cash NOI	22,034	22,111	-0.3%	88,342	88,304	0.0%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	54.46%	56.58%		54.49%	55.45%
	Cash NOI to Real Estate Revenue, net	52.38%	51.41%		51.61%	51.88%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	54.46%	56.58%		54.49%	55.45%
	Cash NOI before Ground Rent/Real Estate Revenue, net	52.38%	51.41%		51.61%	51.88%

DEBT SUMMARY SCHEDULE - Consolidated Unaudited ($000’s omitted)

	Principal		2008			As-Of
	Outstanding		Principal	Maturity	Due at	Right	Earliest
	12/31/2007	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

Secured fixed Rate Debt
300 Main Street	11,500	5.75%	—	Feb-17	11,500	—	Feb-10
399 Knollwood	19,024	5.75%	296	Mar-14	16,943	—	Open
141 Fifth Avenue	25,000	5.70%	—	Jun-17	26,050	—	Jun-10
500 West Putnam Avenue	25,000	5.52%	—	Jan-16	21,849	—	Feb-08
673 First Avenue	33,115	5.67%	732	Feb-13	28,984	—	Open
55 Corporate Drive	95,000	5.75%	—	Dec-15	95,000	—	Open
625 Madison Avenue	99,775	6.27%	2,192	Nov-15	78,595	—	Open
609 Fifth Avenue	100,591	5.85%	1,272	Jul-14	92,062	—	Open
420 Lexington Avenue	112,694	8.44%	2,700	Nov-10	104,145	—	Open
711 Third Avenue	120,000	4.99%	—	Jun-15	120,000	—	Jun-08
120 W 45th Street	170,000	6.12%	—	Feb-17	170,000	—	Open
220 E 42nd Street	206,466	5.23%	3,686	Nov-13	182,342	—	Open
919 Third Avenue	231,680	6.87%	3,612	Jul-18	217,592	—	Open
485 Lexington Avenue	450,000	5.61%	—	Feb-17	450,000	—	Jan-10
1 Madison Avenue - South Building	673,470	5.91%	10,399	May-20	222,492	—	Apr-08
	2,373,315	5.97%	24,889		1,837,554

Secured fixed Rate Debt-Other
609 Partners, LLC	63,891	5.00%	—	Jul-14	63,891	—	Jun-08
388/390 Greenwich Street	276,650	5.19%	—	Dec-17	276,650	—	Dec-09
	340,541	5.15%	—		340,541
Unsecured fixed rate debt
Senior Unsecured Line of Credit	160,000	5.34%	—	Jun-11	160,000	Jun-12	Open
Junior Subordinated Deferrable Interest Debentures	100,000	5.61%	—	Jun-15	100,000	—	—
Unsecured Note	150,000	5.15%	—	Jan-11	150,000	—	Open
Unsecured Note	150,000	5.88%	—	Aug-14	150,000	—	Open
Unsecured Note	200,000	7.75%	—	Mar-09	200,000	—	Open
Unsecured Note	274,660	6.00%	—	Mar-16	275,000	—	Open
Convertible Note	282,240	4.00%	—	Jun-25	287,000	—	Open
Convertible Note (net)	736,388	3.00%	—	Mar-27	750,000	—	Mar-12
	2,053,288	4.68%	—		1,912,000

Total Fixed Rate Debt/Wtd Avg	4,767,144	5.36%	24,889		4,090,095

Floating rate Debt
Secured floating rate debt
1551/1555 Broadway (Libor + 175 bps)	86,938	6.81%	—	Oct-09	86,938	—	Open
1 Landmark Square (Libor + 167bps)	128,000	6.77%	—	Feb-09	128,000	—	Feb-10
717 Fifth Avenue (Libor + 160 bps)	192,500	6.53%	—	Sep-08	192,500	—	Open

	407,438	6.67%	—		407,438

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 80 bps)	548,500	5.84%	—	Jun-11	548,500	Jun-12	Open
	548,500	5.84%	—		548,500

Total Floating Rate Debt/Wtd Avg	955,938	6.19%	—		955,938

Total Debt/Wtd Avg - Consolidated	5,723,082	5.50%	24,889		5,046,033

Total Debt/Wtd Avg - Joint Venture	1,593,246	5.78%

Weighed Average Balance & Interest Rate with SLG JV Debt	6,663,231	5.57%

DEBT SUMMARY SCHEDULE - Joint Venture Unaudited ($000’s omitted)

	Principal Outstanding - 12/31/07			2008			As-Of
	Gross Principal	SLG Share	Coupon	Principal Repayment	Maturity Date	Due at Maturity	Right Extension	Earliest Prepayment
Fixed rate debt

Mack - Green Joint Venture	11,155	5,354	6.26%	—	Aug-14	5,354	—	Open
1604-1610 Broadway	27,000	12,150	5.66%	—	Apr-12	11,763	—	Apr-08
1221 Avenue of Americas	65,000	29,250	5.51%	—	Dec-10	29,250	—	Open
Jericho Plaza	163,750	33,176	5.65%	—	Mar-17	33,176	—	Open
21 West 34th Street	100,000	50,000	5.75%	—	Dec-16	50,000	—	Nov-09
100 Park Avenue	175,000	87,325	6.52%	—	Nov-15	81,873	—	Oct-08
One Court Square	315,000	94,500	4.91%	—	Jun-15	94,500	—	Sep-08
2 Herald Square	191,250	105,188	5.36%	—	Apr-17	105,188	—	Apr-10
1745 Broadway	340,000	109,650	5.68%	—	Jan-17	109,650	—	Dec-09
885 Third Avenue	267,650	147,208	6.26%	—	Jul-17	147,208	—	Jul-10
800 Third Avenue	20,910	9,693	6.00%	—	Jul-17	9,693	—	Open
388/390 Greenwich Street	560,000	283,349	5.19%	—	Dec-17	283,349	—	Dec-09
Total Fixed Rate Debt/Wtd Avg	2,236,715	966,842	5.59%	—		961,003

379 West Broadway (Libor + 165bps)	20,750	9,338	6.73%	—	Jan-10	9,338	—	Open
Meadows (Libor + 165bps)	81,265	20,316	6.68%	—	Sep-12	20,000	—	Open
Mack - Green Joint Venture (Libor + 275bps)	91,230	43,790	7.78%	—	May-08	43,790	—	—
1250 Broadway (Libor + 80bps)	115,000	63,250	5.83%	—	Aug-08	63,250	Aug-09	Open
1221 Avenue of Americas (Libor + 75bps)	105,000	47,250	5.78%	—	Dec-10	47,250	—	Open
521 Fifth Avenue (Libor + 100bps)	140,000	70,140	6.08%	—	Apr-11	70,140	—	Open
1515 Broadway (Libor + 90 bps)	625,000	343,750	5.83%	—	Nov-08	343,750	Nov-10	Open
16 Court St (Libor + 160 bps)	81,629	28,570	6.53%	—	Oct-10	28,570	—	Open
Total Floating Rate Debt/Wtd Avg	1,259,874	626,404	6.06%	—		626,088

Total Joint Venture Debt/Wtd Avg	3,496,589	1,593,246	5.78%	—		1,587,090

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated Statement (REIT) ($000’s omitted)

	2008 Scheduled Cash Payment	2009 Scheduled Cash Payment	2010 Scheduled Cash Payment	2011 Scheduled Cash Payment	Deferred Land Lease Obligations (1)	Year of Maturity
Property

Operating Leases
673 First Avenue	3,010	3,010	3,010	3,010	16,334	2037
420 Lexington Avenue (2)	14,180	12,006	12,006	12,006	—	2029	(3)
711 Third Avenue (2) (4)	1,550	1,550	1,550	750	626	2032
461 Fifth Avenue (2)	2,100	2,100	2,100	2,100	—	2027	(5)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(6)
919 Third Avenue (2)	850	850	850	200	—	2066
1185 Avenue of the Americas (2)	8,674	8,674	8,233	6,909	—	2043

Total	34,977	32,803	32,362	29,588	16,960

Capitalized Lease
673 First Avenue	1,416	1,416	1,451	1,555	16,542	2037

(1) Per the balance sheet at December 31, 2007
(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.
(3) Subject to renewal at the Company’s option through 2080.
(4) Excludes portion payable to SL Green as owner of 50% leasehold.
(5) The Company has an option to purchase the ground lease for a fixed price on a specific date.
(6) Subject to renewal at the Company’s option through 2054.

STRUCTURED FINANCE ($000's omitted)

	Assets	Wtd Average	Wtd Average	Current	Libor
	Outstanding	Assets during quarter	Yield during quarter	Yield	Rate

9/30/2006	347,558	351,249	10.32%	10.17%	5.32%

Originations/Accretion (1)	97,475
Preferred Equity	—
Redemptions /Amortization	(7)
12/31/2006	445,026	381,255	10.45%	9.95%	5.32%

Originations/Accretion (1)	448,283
Preferred Equity	—
Redemptions /Amortization	(205,006)
3/31/2007	688,303	718,693	9.98%	10.64%	5.32%

Originations/Accretion (1)	63,792
Preferred Equity	—
Redemptions /Amortization	(90,375)
6/30/2007	661,720	699,566	10.52%	10.62%	5.32%

Originations/Accretion (1)	45,374
Preferred Equity	29,240
Redemptions /Amortization	(53,250)
9/30/2007	683,084	714,925	10.54%	10.50%	5.12%

Originations/Accretion (1)	132,140
Preferred Equity	—
Redemptions /Amortization	(10,009)
12/31/2007	805,215	734,868	10.49%	11.31%	4.60%

(1) Accretion includes original issue discounts and compounding investment income.

STRUCTURED FINANCE ($000's omitted)

				Wtd Average	Current
Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Yield during quarter	Yield

Junior Mortgage Participation	$92,249	$808,436	$183	10.98%	11.09%

Mezzanine Debt	$600,032	$15,908,781	$692	11.04%	10.83%

Preferred Equity	$112,934	$2,909,024	$156	10.90%	11.19%

Balance as of 12/31/07	$805,215	$19,626,241	$548	11.01%	11.31%

Current Maturity Profile (2)

(1) Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted maturity is 6 years.

SELECTED PROPERTY DATA Manhattan Properties

				% of
				Total							Annualized
			Usable	Sq.			Occupancy (%)			Annualized	Rent		Total
Properties	SubMarket	Ownership	Sq. Feet	Feet	Dec-07	Sep-07	Jun-07	Mar-07	Dec-06	Rent ($’s)	100%	SLG	Tenants
CONSOLIDATED PROPERTIES
“Same Store”				%	%	%	%	%	%	$	%	%
19 West 44th Street	Midtown	Fee Interest	292,000	1	100.0	97.5	94.5	98.1	96.5	12,588,240	2	1	63
220 East 42nd Street	Grand Central	Fee Interest	1,135,000	5	99.4	99.3	99.4	100.0	100.0	45,253,452	8	5	34
28 West 44th Street	Midtown	Fee Interest	359,000	1	96.9	95.5	93.7	99.8	96.5	14,000,856	2	2	69
317 Madison Avenue	Grand Central	Fee Interest	450,000	2	89.6	88.8	89.4	92.8	92.8	19,157,436	3	2	87
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1,188,000	5	93.3	95.7	96.0	97.3	97.3	55,360,824	9	6	228
440 Ninth Avenue	Penn Station	Fee Interest	339,000	1	99.4	99.4	99.4	99.4	99.4	11,345,964	2	1	11
461 Fifth Avenue	Midtown	Leasehold Interest(4)	200,000	1	98.8	98.8	98.8	98.8	98.8	13,216,224	2	2	19
555 West 57th Street	Midtown West	Fee Interest	941,000	4	99.6	99.6	99.6	99.9	99.9	29,162,808	5	3	15
625 Madison Avenue	Plaza District	Leasehold Interest	563,000	2	97.6	98.8	97.9	97.3	97.3	39,571,260	7	5	31
673 First Avenue	Grand Central South	Leasehold Interest	422,000	2	99.8	99.8	99.8	99.8	99.8	14,881,740	2	2	11
711 Third Avenue	Grand Central North	Operating Sublease (1)	524,000	2	94.3	94.3	100.0	100.0	100.0	22,750,776	4	3	18
750 Third Avenue	Grand Central North	Fee Interest	780,000	3	98.4	98.7	98.6	98.0	98.0	35,166,324	6	4	22

Subtotal / Weighted Average			7,193,000	29	97.1	97.5	97.9	98.7	97.3	$312,455,904	52	35	608

Adjustments
485 Lexington Avenue	Grand Central North	Fee Interest	921,000	4	98.8	98.8	98.8	90.5	90.5	46,503,516	8	5	18
609 Fifth Avenue	Rockefeller Center	Fee Interest	160,000	1	99.5	99.5	97.0	98.8	98.8	12,984,012	2	1	19
1372 Broadway	Garment	Fee Interest(2)	508,000	2	99.8	100.0	99.8	99.7	99.7	21,182,004		0	22
1 Madison Avenue	Park Avenue South	Fee Interest	1,176,900	5	99.8	99.8	99.8	98.6	98.6	61,481,244	10	8	3
331 Madison Avenue	Grand Central	Fee Interest	114,900	0	100.0	100.0	97.6	—	—	4,812,996	1	1	19
333 West 34th Street	Penn Station	Fee Interest	345,400	1	100.0	100.0	100.0	—	—	15,027,372	3	2	1
120 West 45th Street	Midtown	Fee Interest	440,000	2	99.0	100.0	100.0	100.0	—	24,409,848	4	3	28
810 Seventh Avenue	Times Square	Fee Interest	692,000	3	96.6	91.2	97.7	99.9	—	37,142,472	6	4	40
919 Third Avenue	Grand Central North	Fee Interest(3)	1,454,000	6	99.9	99.9	99.9	99.9	—	76,588,284		4	15
1185 Avenue of the Americas	Rockefeller Center	Leasehold Interest	1,062,000	4	90.9	93.3	99.0	99.0	—	55,613,652	9	6	23
1350 Avenue of the Americas	Rockefeller Center	Fee Interest	562,000	2	91.7	93.0	93.0	93.0	—	28,796,412	5	3	39
Subtotal / Weighted Average			7,436,200	30	97.5	97.5	98.5	97.3	91.7	$384,541,812	48	38	227

Total / Weighted Average Consolidated Properties			14,629,200	59	97.3	97.5	98.1	98.2	92.0	$696,997,716	100	73	835

UNCONSOLIDATED PROPERTIES
“Same Store”
100 Park Avenue - 50%	Grand Central South	Fee Interest	834,000	3	74.0	91.7	89.7	91.8	92.1	30,228,780		2	31
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	2,550,000	10	93.9	93.9	95.6	94.0	97.3	138,432,696		7	24
1250 Broadway - 55%	Penn Station	Fee Interest	670,000	3	98.6	98.6	98.6	98.1	98.6	25,180,956		2	33
1515 Broadway - 55%	Times Square	Fee Interest	1,750,000	7	99.0	99.0	99.0	99.0	99.0	84,906,360		7	10
Subtotal / Weighted Average			5,804,000	23	93.1	95.7	96.7	96.1	96.1	$278,748,792		17	98

Adjustments
388 & 390 Greenwich Street - 50.6%	Downtown	Fee Interest(5)	2,635,000	11	100.0	—	—	—	—	99,225,000		6	1
521 Fifth Avenue - 50.1%	Grand Central	Leasehold Interest(4)	460,000	2	96.9	92.8	92.7	90.2	90.4	22,497,540		1	47
800 Third Avenue - 47.4%	Grand Central North	Fee Interest	526,000	2	94.7	96.9	96.9	96.9	96.9	28,662,300		1	26
1745 Broadway - 32.3%	Midtown	Fee Interest	674,000	3	100.0	100.0	100.0	—	—	34,806,264		1	1
Subtotal / Weighted Average			4,295,000	7	99.0	97.0	97.0	93.8	93.9	$185,191,104		10	75

Total / Weighted Average Unconsolidated Properties			10,099,000	30	95.6	96.0	96.8	95.4	96.7	$463,939,896		27	173
Grand Total / Weighted Average			24,728,200	100	96.6	97.0	97.6	97.3	97.0	$1,160,937,612			1,008
Grand Total - SLG share of Annualized Rent										$879,291,506		100
Same Store Occupancy % - Combined			12,997,000	53	95.3	96.7	97.3	97.6	97.4

(1) Including Ownership of 50% in Building Fee.

(2) SL Green holds a 15% interest in this consolidated joint venture asset.

(3) SL Green holds a 51% interest in this consolidated joint venture asset.

(4) SL Green holds an option to acquire the fee interest on this building.

(5) Consists of two buildings.

SELECTED PROPERTY DATA Suburban Properties

				% of
				Total							Annualized
			Usable	Sq.		Occupancy (%)				Annualized	Rent		Total
Properties	SubMarket	Ownership	Sq. Feet	Feet	Dec-07	Sep-07	Jun-07	Mar-07	Dec-06	Rent ($’s)	100%	SLG	Tenants
CONSOLIDATED PROPERTIES
Adjustments				%	%	%	%	%	%	$	%	%
1100 King Street - 1 Int'l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	100.0	100.0	100.0	100.0	—	2,317,500	3	1	1
1100 King Street - 2 Int'l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	76.3	100.0	100.0	100.0	—	772,500	1	1	1
1100 King Street - 3 Int'l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	96.0	96.0	90.5	90.5	—	2,194,860	2	2	6
1100 King Street - 4 Int'l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	98.4	98.4	98.4	98.4	—	2,637,480	3	2	8
1100 King Street - 5 Int'l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	97.1	94.6	88.5	77.5	—	1,989,912	2	2	8
1100 King Street - 6 Int'l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	100.0	100.0	100.0	100.0	—	2,640,780	3	2	5
100 White Plains Road	Tarrytown, Westchester	Fee Interest(1)	6,000	0	100.0	100.0	100.0	100.0	—	92,568		0	1
120 White Plains Road	Tarrytown, Westchester	Fee Interest(1)	205,000	3	97.6	97.6	97.6	97.6	—	5,823,984		2	15
520 White Plains Road	Tarrytown, Westchester	Fee Interest	180,000	2	85.3	85.3	81.9	80.6	—	3,716,604	4	3	8
115-117 Stevens Avenue	Valhalla, Westchester	Fee Interest	178,000	2	65.2	65.2	74.2	74.2	—	3,058,716	3	2	14
100 Summit Lake Drive	Valhalla, Westchester	Fee Interest	250,000	3	87.4	87.4	87.4	87.4	—	6,295,908	7	5	8
200 Summit Lake Drive	Valhalla, Westchester	Fee Interest	245,000	3	95.7	95.7	95.7	95.7	—	6,689,172	8	5	9
500 Summit Lake Drive	Valhalla, Westchester	Fee Interest	228,000	3	77.1	77.1	77.1	77.1	—	4,129,824	5	3	1
140 Grand Street	White Plains, Westchester	Fee Interest	130,100	2	80.0	80.0	92.9	92.9	—	3,485,328	4	2	7
360 Hamilton Avenue	White Plains, Westchester	Fee Interest	384,000	5	100.0	100.0	100.0	100.0	—	12,287,280	14	9	15
399 Knollwood Road	White Plains, Westchester	Fee Interest	145,000	2	98.9	99.0	100.0	96.6	—	3,347,004	4	3	45
Westchester, NY Subtotal			2,491,100	32	90.2	91.0	91.7	91.0	—	61,479,420	63	44	152

1 Landmark Square	Stamford, Connecticut	Fee Interest	312,000	4	86.5	85.8	84.4	83.3	—	7,812,672	9	6	52
2 Landmark Square	Stamford, Connecticut	Fee Interest	46,000	1	73.7	65.8	65.8	65.8	—	846,012	1	1	10
3 Landmark Square	Stamford, Connecticut	Fee Interest	130,000	2	93.1	93.1	98.0	98.0	—	3,122,316	4	2	13
4 Landmark Square	Stamford, Connecticut	Fee Interest	105,000	1	79.3	77.3	77.3	77.3	—	2,155,644	3	2	13
5 Landmark Square	Stamford, Connecticut	Fee Interest	61,000	1	100.0	100.0	100.0	100.0	—	775,416	1	1	14
6 Landmark Square	Stamford, Connecticut	Fee Interest	172,000	2	78.3	78.3	78.3	74.8	—	2,861,028	3	2	5
7 Landmark Square	Stamford, Connecticut	Fee Interest	36,800	0	10.8	10.8	10.8	10.8	—	271,032	0	0	1
300 Main Street	Stamford, Connecticut	Fee Interest	130,000	2	95.3	94.7	93.2	92.5	—	1,942,620	2	1	21
680 Washington Boulevard	Stamford, Connecticut	Fee Interest(1)	133,000	2	94.7	94.7	94.7	94.7	—	4,522,764		2	5
750 Washington Boulevard	Stamford, Connecticut	Fee Interest(1)	192,000	2	98.5	97.1	97.1	92.8	—	6,144,240		2	8
1010 Washington Boulevard	Stamford, Connecticut	Fee Interest	143,400	2	95.6	96.6	95.6	93.2	—	3,691,152	4	3	20
1055 Washington Boulevard	Stamford, Connecticut	Leasehold Interest	182,000	2	89.5	90.8	90.4	89.7	—	5,350,332	6	4	22
500 West Putnam Avenue	Greenwich, Connecticut	Fee Interest	121,500	2	94.4	94.4	94.4	—	—	3,451,620	4	3	11
Connecticut Subtotal			1,764,700	22	88.5	88.0	87.9	85.3	—	42,946,848	37	28	195

55 Corporate Drive, NJ	Bridgewater, New Jersey	Fee Interest(2)	670,000	9	100.0	100.0	100.0	100.0	—	21,812,018		8	1

Total / Weighted Average Consolidated Properties			4,925,800	63	90.9	91.1	91.5	90.5	—	$126,238,286	101	80	348

UNCONSOLIDATED PROPERTIES
Adjustments
The Meadows - 25%	Rutherford, New Jersey	Fee Interest(3)	582,100	7	81.3	81.3	—	—	—	12,460,056		2	58
16 Court Street - 35%	Brooklyn, NY	Fee Interest	317,600	4	80.8	80.5	—	—	—	8,045,832		2	64
Jericho Plaza - 20.26%	Jericho, New York	Fee Interest(3)	640,000	8	98.4	98.4	98.4	—	—	21,062,052		4	39
One Court Square - 30%	Long Island City, New York	Fee Interest	1,402,000	18	100.0	100.0	100.0	100.0	—	50,803,956		12	1

Total / Weighted Average Unconsolidated Properties			2,941,700	37	93.9	93.8	99.5	100.0	—	92,371,896		20	162

Grand Total / Weighted Average			7,867,500	100	92.0	92.2	93.8	92.7	—	$218,610,182			510
Grand Total - SLG share of Annualized Rent									—	$132,645,748		100

(1) SL Green holds a 51% interest in this consolidated joint venture asset.

(2) SL Green holds a 50% interest through a tenancy in common ownership.

(3) Consists of 2 buildings.

(4) SL Green holds an option to acquire the fee interest on this building.

											Gross Total
RETAIL, DEVELOPMENT & LAND											Book Value
141 Fifth Avenue - 50%	Flat Iron	Fee Interest	21,500	5	100.0	100.0	100.0	100.0	100.0	2,095,056	$17,550,021	2	4
150 Grand Street	White Plains	Fee Interest	85,000	19	10.6	52.9	—	—	—	185,544	$8,684,558	0	3
1551-1555 Broadway - 50%	Times Square	Fee Interest	25,600	6	100.0	—	—	—	—	N/A	101,787,720	N/A	N/A
1604 Broadway - 63%	Times Square	Leasehold Interest	29,876	7	100.0	100.0	100.0	100.0	72.7	4,364,292	7,418,085	5	3
180 Broadway - 50%	Cast Iron/Soho	Fee Interest	24,307	6	81.1	85.2	—	—	—	616,728	13,871,001	1	11
21-25 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	30,100	7	100.0	100.0	100.0	100.0	100.0	5,906,692	32,072,814	5	1
27-29 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	41,000	9	100.0	—	—	6.1	58.8	N/A	32,268,897	N/A	N/A
379 West Broadway - 45%	Cast Iron/Soho	Leasehold Interest(4)	62,006	14	100.0	100.0	100.0	100.0	100.0	2,971,932	22,010,907	2	6
717 Fifth Avenue - 92%	Midtown/Plaza District	Fee Interest	119,550	27	87.6	97.8	97.8	97.8	63.1	17,715,948	246,918,249	30	8
2 Herald Square - 55%	Herald Square/Penn Station	Fee Interest	N/A	N/A	N/A	N/A	—	—	—	9,000,000	226,097,988	9	1
885 Third Avenue - 55%	Midtown/Plaza District	Fee Interest	N/A	N/A	N/A	N/A	—	—	—	11,095,000	317,313,391	11	1
Total / Weighted Average Retail/Development Properties			438,939	100	N/A	N/A	N/A	N/A	N/A	$53,951,192	$1,025,993,630	67	38

LARGEST TENANTS BY SQUARE FEET LEASED Manhattan and Suburban Properties

Wholly Owned Portfolio+ Allocated JV Properties

Tenant Name	Property	Lease Expiration	Total Lease Square Feet	Annualized Rent ($)		PSF Annualized	% of Annualized Rent ($)	SLG Share of Annualized Rent($)	% of SLG Share of Annualized Rent	Credit Rating (1)

Citigroup, N.A.	388 & 390 Greenwich Street, 485 Lexington Avenue, 750 Third Avenue, 800 Third Avenue, 333 West 34th Street, 750 Washington Blvd & Court Square	Various	4,812,716	$184,301,748	(1)	$38.29	13.4%	97,509,956	9.6%	AA
Viacom International, Inc.	1515 Broadway	208, 2010, 2012, 2013, 2015 & 2020	1,410,339	73,110,228		$51.84	5.3%	50,043,951	4.9%	BBB
Credit Suisse Securities (USA), Inc.	1 Madison Avenue	2020	1,138,143	60,004,128		$52.72	4.3%	60,004,128	5.9%	AA-
Sanofi-Aventis	55 Corporate Drive, NJ	2023	670,000	21,812,018		$32.56	1.6%	10,906,009	1.1%	AA-
Morgan Stanley & Co. Inc.	1221 Ave.of the Americas, 2 Jericho Plaza & 4 Landmark Square	Various	645,855	42,775,512		$66.23	3.1%	19,292,555	1.9%	AA-
Random House, Inc.	1745 Broadway	2018	644,598	34,806,264		$54.00	2.5%	11,228,501	1.1%	BBB+
Debevoise & Plimpton, LLP	919 Third Avenue	2021	586,528	34,510,452		$58.84	2.5%	17,600,331	1.7%
Omnicom Group, Cardinia Real Estate LLC	220 East 42nd Street, 420 Lexington Avenue & 485 Lexington Avenue	2008, 2009, 2010 & 2017	576,716	22,342,512		$38.74	1.6%	22,342,512	2.2%	A-
Societe Generale	1221 Ave.of the Americas	Various	486,663	25,873,260		$53.16	1.9%	11,642,967	1.2%	AA-
The McGraw Hill Companies, Inc.	1221 Ave.of the Americas	Various	420,329	22,524,264		$53.59	1.6%	10,135,919	1.0%	A+
Advance Magazine Group, Fairchild Publications	750 Third Avenue & 485 Lexington Avenue	2021	342,720	12,857,568		$37.52	0.9%	12,857,568	1.3%
Verizon	120 West 45th Street, 1100 King Street Bldgs 1&2, 1 Landmark Square, 2 Landmark Square & 500 Summit Lake Drive	Various	315,236	8,053,704		$25.55	0.6%	8,053,704	0.8%	A-
Visiting Nurse Service of New York	1250 Broadway	2018	296,247	9,738,408		$32.87	0.7%	6,444,391	0.6%
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013 & 2017	286,037	9,846,540		$34.42	0.7%	9,846,540	1.0%	BBB
Schulte, Roth & Zabel LLP	919 Third Avenue	2011 & 2021	279,746	14,584,812		$52.14	1.1%	7,438,254	0.7%
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	269,269	14,283,588		$53.05	1.0%	14,283,588	1.4%	BBB
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2009 & 2021	262,448	8,161,764		$31.10	0.6%	8,161,764	0.8%
The Travelers Indemnity Company	485 Lexington Avenue & 2 Jericho Plaza	2010, 2012 & 2016	250,857	11,880,336		$47.36	0.9%	10,978,132	1.1%	A+
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2010, 2011, 2015 & 2016	229,044	8,055,252		$35.17	0.6%	8,055,252	0.8%
BMW of Manhattan	555 West 57th Street	2012	227,782	4,682,280		$20.56	0.3%	4,682,280	0.5%
Vivendi Universal US Holdings	800 Third Avenue	2010	226,105	11,375,412		$50.31	0.8%	5,130,311	0.5%	BBB
Fuji Color Processing Inc.	120 White Plains Road & 200 Summit Lake Drive	2010 & 2013	186,484	5,404,032		$28.98	0.4%	5,119,822	0.5%	A-1
D.E. Shaw and Company L.P.	120 West 45th Street	2011, 2015 & 2017	183,126	11,041,008		$60.29	0.8%	11,041,008	1.1%
Amerada Hess Corp.	1185 Ave.of the Americas	2009 & 2027	181,782	10,263,420		$56.46	0.7%	10,263,420	1.0%	BBB
Teachers Insurance & Annuity Association	750 Third Avenue	2008, 2009 & 2015	177,174	7,960,404		$44.93	0.6%	7,960,404	0.8%	AAA
J & W Seligman & Co., Incorporated	100 Park Avenue	2009 & 2019	162,050	6,702,564		$41.36	0.5%	3,351,282	0.3%
King & Spalding	1185 Ave.of the Americas	2025	159,858	8,388,408		$52.47	0.6%	8,388,408	0.8%
Sonnenschein, Nath & Rosenthal	1221 Ave.of the Americas	Various	147,997	7,729,560		$52.23	0.6%	3,478,302	0.3%
National Hockey League	1185 Ave.of the Americas	2022	146,241	10,654,908		$72.86	0.8%	10,654,908	1.1%
Banque National De Paris	919 Third Avenue	2016	145,834	7,873,560		$53.99	0.6%	7,873,560	0.8%

	Total		15,867,924	$711,597,914	(1)	$44.85	51.6	$474,769,728	46.9%

Wholly Owned Portfolio + Allocated JV Properties			32,595,700	$1,379,547,794	(1)	$42.32		$1,011,937,255

(1) -	Reflects the net rent of $37.66 PSF for the 388-390 Greenwich Street lease. If this lease were included on a gross basis, Citigroup’s total PSF Annualized rent would be $47.58,
Total PSF Annualized rent for the Largest Tenants would be $47.66 and Total PSF Annualized rent for the Wholly Owned Portfolio+ Allocated JV properties would be $43.69.
(2) -	57% of Portfolio’s Largest Tenants have investment grade credit ratings. 36% of SLG Share of Annualized Rent is derived from these Tenants.

TENANT DIVERSIFICATION Manhattan and Suburban Properties

Based on Base Rental Revenue

Leasing Activity - Manhattan Properties Available Space
Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 9/30/07			675,031

Space which became available during the Quarter (A):
Office
	317 Madison Avenue	2	7,929	8,221	$32.70
	750 Third Avenue	1	4,224	4,806	$48.89
	220 East 42nd Street	1	2,676	2,676	$57.12
	100 Park Avenue	5	201,013	202,765	$47.22
	1250 Broadway	1	1,442	2,226	$35.70
	19 West 44th Street	2	3,624	3,624	$46.17
	28 West 44th Street	4	10,101	10,101	$42.89
	521 Fifth Avenue	1	3,036	3,036	$50.58
	609 Fifth Avenue	2	1,087	1,087	$43.54
	800 Third Avenue	2	21,960	21,960	$49.51
	120 West 45th Street	1	4,313	4,313	$42.10
	919 Third Avenue	1	12,669	12,669	$59.76
	1350 Avenue of the Americas	3	7,487	7,487	$50.38
	1185 Avenue of the Americas	2	33,000	33,000	$41.77
	420 Lexington Avenue	10	48,279	51,820	$49.50
	Total/Weighted Average	38	362,840	369,791	$47.21

Retail
	625 Madison Avenue	1	6,827	6,827	$230.03
	Total/Weighted Average	1	6,827	6,827	$230.03

Storage
	317 Madison Avenue	1	59	59	$20.17
	28 West 44th Street	1	258	258	$12.00
	521 Fifth Avenue	1	83	83	$20.00
	800 Third Avenue	1	500	500	$24.00
	Total/Weighted Average	4	900	900	$19.94

	Total Space became Available during the Quarter
	Office	38	362,840	369,791	$47.21
	Retail	1	6,827	6,827	$230.03
	Storage	4	900	900	$19.94
		43	370,567	377,518	$50.45
	Total Available Space		1,045,598

(1) Escalated Rent is calculated as Total Annual Income less Electric Charges
(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated. Excludes lease expirations where tenants heldover.

Leasing Activity - Manhattan Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/Rentable SF (2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 9/30/07				1,045,598

Office
	317 Madison Avenue	4	4.9	11,320	13,057	$49.31	$29.14	$0.63	0.9
	220 East 42nd Street	1	4.4	2,676	2,676	$57.12	$57.12	$5.00	—
	100 Park Avenue	3	9.9	53,661	55,737	$58.48	$52.44	$18.80	0.5
	1250 Broadway	1	5.0	1,442	2,287	$54.00	$34.75	$9.75	—
	19 West 44th Street	4	7.6	9,507	10,639	$54.43	$34.32	$43.56	1.4
	28 West 44th Street	5	6.6	15,074	16,345	$51.10	$35.73	$28.22	3.0
	609 Fifth Avenue	2	2.6	1,087	1,219	$73.06	$38.82	$10.17	—
	800 Third Avenue	1	10.1	10,760	10,760	$45.78	$48.99	$—	—
	810 Seventh Avenue	3	10.2	37,335	40,051	$86.79	$42.61	$35.94	5.5
	919 Third Avenue	1	8.8	12,669	13,152	$77.50	$57.57	$25.00	4.0
	420 Lexington Avenue	8	6.7	18,960	22,195	$54.78	$44.79	$15.74	0.4
	Total/Weighted Average	33	8.6	174,491	188,118	$63.19	$45.29	$22.04	2.1
Retail
	750 Third Avenue	1	10.0	1,908	1,908	$78.61	$—	$63.14	4.0
	19 West 44th Street	1	10.0	1,442	1,900	$104.21	$—	$6.81	4.0
	521 Fifth Avenue	1	15.2	21,874	25,866	$161.85	$—	$—	—
	420 Lexington Avenue	1	10.0	755	755	$30.00	$—	$—	6.0
	Total/Weighted Average	4	14.4	25,979	30,429	$149.76	$—	$4.38	0.6
Storage
	750 Third Avenue	1	4.5	250	250	$25.00	$—	$—	—
	220 East 42nd Street	1	5.3	323	452	$25.00	$—	$—	—
	28 West 44th Street	1	5.0	258	258	$25.00	$12.00	$—	—
	1185 Avenue of the Americas	2	15.2	6,868	6,781	$35.63	$—	$14.17	1.0
	420 Lexington Avenue	2	3.4	255	251	$23.33	$22.72	$—	—
	Total/Weighted Average	7	13.6	7,954	7,992	$33.97	$14.63	$12.03	0.8
Leased Space
	Office (3)	33	8.6	174,491	188,118	$63.19	$45.29	$22.04	2.1
	Retail	4	14.4	25,979	30,429	$149.76	$—	$4.38	0.6
	Storage	7	13.6	7,954	7,992	$33.97	$14.63	$12.03	0.8
	Total	44	9.5	208,424	226,539	$73.79	$45.23	$19.32	1.8
Total Available Space @ 12/31/07				837,174

Early Renewals
Office
	317 Madison Avenue	1	3.0	4,226	4,226	$41.00	$41.12	$—	1.0
	28 West 44th Street	1	2.4	6,840	6,840	$53.00	$42.39	$—	—
	120 West 45th Street	1	10.0	69,204	71,457	$76.00	$49.24	$—	—
	420 Lexington Avenue	5	4.3	9,059	11,849	$56.35	$40.61	$8.99	—
	Total/Weighted Average	8	8.4	89,329	94,372	$70.30	$47.29	$1.13	0.0
Retail
	810 Seventh Avenue	1	4.7	2,162	2,162	$147.27	141.97	$—	—
	420 Lexington Avenue	1	8.4	1,561	1,661	$30.00	23.21	$—	—
	Total/Weighted Average	2	6.3	3,723	3,823	$96.32	$90.37	$—	—
Storage
	420 Lexington Avenue	2	5.5	189	277	$23.93	24.98	$—	—
	Total/Weighted Average	2	5.5	189	277	$23.93	$24.98	$—	—
Renewals
	Early Renewals Office	8	8.4	89,329	94,372	$70.30	$47.29	$1.13	0.0
	Early Renewals Retail	2	6.3	3,723	3,823	$96.32	$90.37	$—	—
	Early Renewals Storage	2	5.5	189	277	$23.93	$24.98	$—	—
	Total	12	8.3	93,241	98,472	$71.18	$48.90	$1.08	0.0

(1)	Annual Base Rent
(2)	Escalated Rent is calculated as Total Annual Income less Electric Charges
(3)	Average starting office rent excluding new tenants replacing vacancies is $63.00/rsf for 163,268 rentable SF.
Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $65.68/rsf for 257,640 rentable SF.

Leasing Activity - Suburban Properties
Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 9/30/07			617,149

Space which became available during the Quarter (A):
Office

	1100 King Street - 2 Int’l Drive	1	60,000	60,000	$25.75
	1100 King Street - 4 Int’l Drive	1	7,657	7,657	$32.75
	399 Knollwood Road	4	6,535	6,535	$25.89
	1 Landmark Square	1	1,000	1,000	$30.00
	2 Landmark Square	1	5,189	5,189	$26.50
	4 Landmark Square	1	1,675	1,675	$27.00
	1010 Washington Avenue	2	3,000	3,000	$26.71
	1055 Washington Avenue	3	10,871	10,871	$32.55
	2 Jericho Plaza	2	7,082	7,082	$32.40
	Total/Weighted Average	16	103,009	103,009	$27.58

Storage

	399 Knollwood Road	1	200	200	$7.98
	Total/Weighted Average	1	200	200	$7.98

	Total Space became Available during the Quarter
	Office	16	103,009	103,009	$27.58
	Storage	1	200	200	$7.98
		17	103,209	103,209	$27.54

	Total Available Space		720,358

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Suburban Properties
Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 9/30/07				720,358

Office

	1100 King Street - 2 Int’l Drive	2	9.4	38,696	38,696	$29.26	$25.75	$40.86	5.7
	1100 King Street - 4 Int’l Drive	1	7.5	7,657	7,657	$30.00	$32.75	$—	—
	1100 King Street - 5 Int’l Drive	1	5.0	2,225	2,225	$27.50	$25.00	$28.00	—
	399 Knollwood Road	3	4.3	6,349	6,349	$26.68	$26.24	$7.99	1.1
	1 Landmark Square	2	3.6	2,900	2,900	$33.97	$25.70	$5.50	—
	2 Landmark Square	4	7.7	8,843	8,843	$32.62	$26.23	$21.14	0.1
	4 Landmark Square	1	5.0	3,836	3,836	$34.00	$—	$9.93	—
	300 Main Street	1	2.5	768	768	$19.53	$—	$26.00	—
	750 Washington Avenue	1	5.1	2,824	2,824	$41.00	$39.00	$22.07	1.0
	1010 Washington Avenue	1	0.5	1,648	1,648	$25.00	$25.00	$—	—
	1055 Washington Avenue	2	4.0	8,406	8,406	$34.47	$33.00	$3.44	—
	16 Court Street	1	5.3	1,153	1,679	$42.00	$24.65	$—	3.0
	2 Jericho Plaza	1	1.9	6,882	6,882	$31.80	$32.93	$—	—
	Total/Weighted Average	21	6.8	92,187	92,713	$30.86	$28.06	$22.07	2.6

Storage

	399 Knollwood Road	1	2.0	186	186	$15.00	$12.00	$—	—
	1 Landmark Square	1	2.0	150	150	$12.00	$7.00	$—	—
	2 Jericho Plaza	1	1.9	200	200	$14.33	$14.33	$—	—
	Total/Weighted Average	3	2.0	536	536	$13.91	$11.47	$—	—

Leased Space
Office		21	6.8	92,187	92,713	$30.86	$28.06	$22.07	2.6
Storage		3	2.0	536	536	$13.91	$11.47	$—	—
	Total	24	6.8	92,723	93,249	$30.76	$27.96	$21.94	2.6

Total Available Space @ 12/31/07				627,635

Early Renewals
Office

	1100 King Street - 4 Int’l Drive	1	4.3	23,990	23,990	$34.13	$30.44	$—	—
	1100 King Street - 6 Int’l Drive	1	2.0	10,817	10,817	$29.00	$28.50	$—	—
	520 White Plains Road	1	10.0	20,538	20,538	$26.00	$20.00	$10.00	—
	115-117 Steven Avenue	1	2.0	52,000	52,000	$22.16	$22.00	$—	—
	500 Summit Lake Drive	1	7.0	3,066	3,066	$25.00	$23.90	$4.77	—
	300 Main Street	1	3.0	2,667	2,667	$26.00	$23.00	$—	—
	Total/Weighted Average	6	4.1	113,078	113,078	$26.22	$24.12	$1.95	—

Early Renewals
	Early Renewals Office	6	4.1	113,078	113,078	$26.22	$24.12	$1.95	—
	Total	6	4.1	113,078	113,078	$26.22	$24.12	$1.95	—

(1)             Annual Base Rent

(2)             Escalated Rent is calculated as Total Annual Income less Electric Charges

(3)             Average starting office rent excluding new tenants replacing vacancies is $30.82/rsf for 88,109 rentable SF.

                        Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $28.23/rsf for 201,187 rentable SF.

ANNUAL LEASE EXPIRATIONS – Manhattan Properties

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2007 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2007 Weighted Average Asking Rent $/psf

In 1st Quarter 2007 (1)	9	5,844	0.04%	$320,760	$54.89	$79.46	1	202	0.00%	$2,196	$10.87	$25.00
In 2nd Quarter 2007	—	—	—	—	—	—	—	—	—	—	—	—
In 3rd Quarter 2007	3	6,493	0.04%	$245,580	$37.82	$54.36	1	20,088	0.21%	$482,880	$24.04	$46.00
In 4th Quarter 2007	11	38,761	0.27%	$3,306,228	$85.30	$110.13	3	52,306	0.54%	$2,291,052	$43.80	$77.68

Total 2007	23	51,098	0.35%	$3,872,568	$75.79	$99.53	5	72,596	0.75%	$2,776,128	$38.24	$68.77

In 1st Quarter 2008	18	109,748	0.75%	$4,918,680	$44.82	$61.87	9	196,762	2.04%	$8,631,612	$43.87	$75.61
In 2nd Quarter 2008	26	145,622	1.00%	$7,026,024	$48.25	$69.32	5	36,555	0.38%	$1,867,536	$51.09	$75.38
In 3rd Quarter 2008	29	52,337	0.36%	$2,212,008	$42.26	$58.68	5	177,591	1.84%	$7,843,176	$44.16	$66.48
In 4th Quarter 2008	28	258,470	1.77%	$11,687,388	$45.22	$65.41	3	16,813	0.17%	$509,424	$30.30	$77.79

Total 2008	101	566,177	3.88%	$25,844,100	$45.65	$65.11	22	427,721	4.42%	$18,851,748	$44.07	$71.88

2009	103	1,164,489	7.99%	$54,150,624	$46.50	$62.52	20	195,718	2.02%	$7,861,956	$40.17	$78.85
2010	125	977,648	6.70%	$43,764,600	$44.77	$63.12	26	1,454,721	15.05%	$74,170,200	$50.99	$72.79
2011	104	833,645	5.72%	$41,135,208	$49.34	$64.16	15	183,098	1.89%	$7,941,588	$43.37	$68.86
2012	116	1,239,632	8.50%	$48,255,648	$38.93	$55.41	18	150,165	1.55%	$7,349,712	$48.94	$71.64
2013	62	1,155,460	7.92%	$51,513,156	$44.58	$62.11	16	1,101,412	11.39%	$58,612,044	$53.22	$80.14
2014	34	602,120	4.13%	$25,660,236	$42.62	$66.82	17	204,579	2.12%	$15,199,668	$74.30	$109.49
2015	43	676,076	4.64%	$33,328,572	$49.30	$64.17	18	353,885	3.66%	$15,349,932	$43.38	$59.43
2016	44	1,124,414	7.71%	$56,073,792	$49.87	$69.72	8	224,212	2.32%	$15,869,100	$70.78	$82.69
Thereafter	129	6,190,416	42.45%	$313,399,212	$50.63	$68.64	29	2,664,710	27.56%	$140,732,820	$52.81	$77.81
	884	14,581,175	100.00%	$696,997,716	$47.80	$65.66	194	7,032,817	72.75%	$364,714,896	$51.86	$76.50

						(4)	2	2,634,670	27.25%	$99,225,000
							196	9,667,487	100.00%	$463,939,896

(1)	Includes month to month tenants that expired prior to 3/3/07.
(2)	Tenants may have multiple leases.
(3)	Represents in place annualized rent allocated by year of maturity.

(4)	Citigroup 13 year Net Lease at 388-390 Greenwich Street, current net rent is $37.66/psf with anual CPI escalation.

ANNUAL LEASE EXPIRATIONS - Suburban Properties

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2007 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2007 Weighted Average Asking Rent $/psf

In 1st Quarter 2007 (1)	5	6,523	0.15%	$244,860	$37.54	$38.00	3	13,223	0.48%	$347,976	$26.32	$38.00
In 2nd Quarter 2007	—	—	—	—	—	—	—	—	—	—	—	—
In 3rd Quarter 2007	6	58,736	1.36%	$383,916	$6.54	$8.26	3	4,138	0.15%	$84,324	$20.38	$33.33
In 4th Quarter 2007	6	10,096	0.23%	$338,988	$33.58	$41.83	1	12,660	0.46%	$378,756	$29.92	$36.00

Total 2007	17	75,355	1.74%	$967,764	$12.84	$15.33	7	30,021	1.10%	$811,056	$27.02	$36.51

In 1st Quarter 2008	16	66,921	1.55%	$1,941,360	$29.01	$34.42	7	47,372	1.74%	$1,291,692	$27.27	$39.02
In 2nd Quarter 2008	12	53,695	1.24%	$1,776,204	$33.08	$33.35	8	153,155	5.62%	$4,349,820	$28.40	$32.64
In 3rd Quarter 2008	11	24,399	0.56%	$744,708	$30.52	$33.00	7	15,243	0.56%	$447,876	$29.38	$33.68
In 4th Quarter 2008	11	67,754	1.57%	$1,688,136	$24.92	$37.79	4	24,433	0.90%	$652,908	$26.72	$32.63

Total 2008	50	212,769	4.92%	$6,150,408	$28.91	$35.06	26	240,203	8.81%	$6,742,296	$28.07	$33.96

2009	53	295,635	6.84%	$8,986,008	$30.40	$39.59	20	121,495	4.46%	$3,950,256	$32.51	$35.18
2010	58	592,875	13.71%	$17,525,820	$29.56	$32.88	25	159,815	5.86%	$4,769,088	$29.84	$34.61
2011	61	781,529	18.08%	$22,177,320	$28.38	$35.41	23	137,978	5.06%	$4,071,552	$29.51	$34.25
2012	42	407,210	9.42%	$11,422,620	$28.05	$34.19	19	227,937	8.36%	$7,825,032	$34.33	$36.29
2013	13	346,734	8.02%	$10,866,996	$31.34	$32.42	5	15,170	0.56%	$483,276	$31.86	$35.57
2014	15	222,015	5.14%	$6,280,764	$28.29	$32.76	12	199,877	7.33%	$6,764,784	$33.84	$35.23
2015	14	228,006	5.27%	$6,772,476	$29.70	$33.33	8	40,037	1.47%	$1,251,384	$31.26	$35.76
2016	14	286,582	6.63%	$7,495,632	$26.16	$37.81	5	64,112	2.35%	$2,005,884	$31.29	$35.96
Thereafter	21	874,171	20.22%	$27,592,478	$31.56	$36.58	15	1,490,139	54.65%	$53,697,288	$36.04	$39.84
	358	4,322,881	100.00%	$126,238,286	$29.20	$34.78	165	2,726,784	100.00%	$92,371,896	$33.88	$37.68

(1) Includes month to month holdover tenants that expired prior to 3/31/07.
(2) Tenant may have multiple leases.
(3) Represents in place annualized rent allocated b year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Manhattan

	Property	Type of Ownership	Submarket	Net Rentable sf	% Leased		Acquisition Price ($’s) (1)
					at acquisition	12/31/2007
1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central	1,188,000	83.0	93.3	$78,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79.0	94.3	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76.0	99.4	$32,000,000

1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100.0	99.6	$66,700,000
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	96.5	98.6	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		99.6	$34,100,000

2000 Acquisitions
Feb-00	100 Park Avenue	Fee Interest	Grand Central	834,000	96.5	74.0	$192,000,000

2001 Acquisitions
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95.0	89.6	$105,600,000

Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	97.7	98.6	$126,500,000

2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98.0	99.0	$483,500,000

2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	91.9	99.4	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100.0	N/A	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	93.9	98.8	$60,900,000
Dec-03	1221 Ave of Americas - 45% JV	Fee Interest	Rockefeller Center	2,550,000	98.8	93.9	$1,000,000,000

2004 Acquisitions
Mar-04	19 West 44th Street - 35% JV	Fee Interest	Midtown	292,000	86.0	100.0	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100.0	98.4	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100.0	98.8	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68.0	97.6	$231,500,000

2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87.0	96.9	$105,000,000
Apr-05	1 Madison Ave - 55% JV	Fee Interest	Park Avenue South	1,177,000	96.0	99.8	$803,000,000
Apr-05	1 Madison Ave	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street - remaining 65%	Fee Interest	Midtown	—		100.0	$91,200,000

2006 Acquisition
Mar-06	521 Fifth Avenue	Leasehold Interest	Midtown	460,000	97.0	96.9	$210,000,000
Jun-06	609 Fifth Avenue	Fee Interest	Midtown	160,000	98.5	99.5	$182,000,000
Dec-06	485 Lexington Avenue - remaining 70%	Fee Interest	Grand Central	—		98.8	$578,000,000
Dec-06	800 Third Avenue	Fee Interest	Grand Central North	526,000	96.9	94.7	$285,000,000

2007 Acquisition
Jan-07	Reckson - NYC Portfolio	Fee Interests / Leasehold Interest	Various	5,612,000	99.1	96.9	$3,679,530,000
Apr-07	331 Madison Avenue	Fee Interest	Grand Central	114,900	97.6	100.0	$73,000,000
Apr-07	1745 Broadway	Fee Interest	Midtown	674,000	100.0	100.0	$520,000,000
Jun-07	333 West 34th Street	Fee Interest	Penn Station	345,400	100.0	100.0	$183,000,000
Aug-07	1 Madison Avenue	Fee Interest	Park Avenue South	1,177,000	99.8	99.8	$1,000,000,000
Dec-07	388 & 390 Greenwich Street - 50.6% JV	Fee Interest	Downtown	2,635,000	100.0	100.0	$1,575,000,000
				10,558,300			$7,030,530,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2) Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999 - Manhattan

	Property	Type of Ownership	Submarket	Net Rentable sf	Sales Price ($’s)	Sales Price ($’s/SF)
2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156
2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242
2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210
2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000	$338
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350
				376,000	153,200,000	$407
2006 Sales
Jul-06	286 & 290 Madison Avenue	Fee Interest	Grand Central	149,000	$63,000,000	$423
Aug-06	1140 Avenue of the Americas	Leasehold Interest	Rockefeller Center	191,000	$97,500,000	$510
Dec-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	$240,000,000	$522
				800,000	400,500,000	$501
2007 Sales
Mar-07	1 Park Avenue	Fee Interest	Grand Central South	913,000	$550,000,000	$602
Mar-07	70 West 36th Street	Fee Interest	Garment	151,000	$61,500,000	$407
Jun-07	110 East 42nd Street	Fee Interest	Grand Central North	181,000	$111,500,000	$616
Jun-07	125 Broad Street	Fee Interest	Downtown	525,000	$273,000,000	$520
Jun-07	1 Madison Clock Tower	Fee Interest	Park Avenue South	267,000	$200,000,000	$749
Jul-07	292 Madison	Fee Interest	Grand Central South	187,000	$140,000,000	$749
Jul-07	1372 Broadway (4)	Fee Interest	Penn Station/Garment	508,000	$335,000,000	$659
Nov-07	470 Park Ave South	Fee Interest	Park Avenue South/Flatiron	260,000	$157,000,000	$604
				2,992,000	$1,828,000,000	$611

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

(3) Company sold a 50% JV interest in the property at an implied $240.0mm sales price.

(4) Company sold a 85% JV interest in the property at an implied $335.0mm sales price.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Suburban

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	12/31/2007	Price ($’s) (1)
2007 Acquisition
Jan-07	300 Main Street	Fee Interest	Stamford, Connecticut	130,000	92.5	95.3	$15,000,000
Jan-07	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	96.6	98.9	$31,600,000
Jan-07	Reckson - Connecticut Portfolio	Fee Interests / Leasehold Interest	Stamford, Connecticut	1,369,800	88.9	86.6	$490,750,000
Jan-07	Reckson - Westchester Portfolio	Fee Interests / Leasehold Interest	Westchester	2,346,100	90.6	89.7	$570,190,000
Apr-07	Jericho Plazas	Fee Interest	Jericho, New York	640,000	98.4	98.4	$210,000,000
Jun-07	1010 Washington Boulevard	Fee Interest	Stamford, Connecticut	143,400	95.6	95.6	$38,000,000
Jun-07	500 West Putnam Avenue	Fee Interest	Greenwich, Connecticut	121,500	94.4	94.4	$56,000,000
Jul-07	16 Court Street - 35% JV	Fee Interest	Brooklyn, New York	317,600	80.6	80.8	$107,500,000
Aug-07	150 Grand Street	Fee Interest	White Plains, Westchester	85,000	52.9	10.6	$6,700,000
Sep-07	The Meadows - 25% JV	Fee Interest	Rutherford, New Jersey	582,100	81.3	81.3	$111,500,000
				5,880,500			$1,637,240,000

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Retail, Development & Land

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	12/31/2007	Price ($’s) (1)
2005 Acquisition
Jul-05	1551-1555 Broadway - 50% JV	Fee Interest	Times Square	25,600	N/A	100.0	$85,000,000
Jul-05	21 West 34th Street - 50% JV	Fee Interest	Herald Square	30,100	N/A	100.0	$17,500,000
Sep-05	141 Fifth Avenue - 50% JV	Fee Interest	Flat Iron	21,500	90.0	100.0	$13,250,000
Nov-05	1604 Broadway - 63% JV	Leasehold Interest	Times Square	29,876	17.2	100.0	$4,400,000
Dec-05	379 West Broadway - 45% JV	Leasehold Interest	Cast Iron/Soho	62,006	100.0	100.0	$19,750,000
				169,082			$139,900,000

2006 Acquisition
Jan-06	25-29 West 34th Street - 50% JV	Fee Interest	Herald Square/Penn Station	41,000	55.8	100.0	$30,000,000
Sep-06	717 Fifth Avenue - 92% JV	Fee Interest	Midtown/Plaza District	119,550	63.1	87.6	$251,900,000
				160,550			$281,900,000

2007 Acquisition
Aug-07	180 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	24,300	85.2	81.1	$13,600,000
Apr-07	Two Herald Square - 55% JV	Fee Interest	Herald Square	N/A	N/A	N/A	$225,000,000
Jul-07	885 Third Avenue - 55% JV	Fee Interest	Midtown / Plaza District	N/A	N/A	N/A	$317,000,000
				24,300			$555,600,000

(1)  Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is the total payments for interest, principal amortization, ground leases and preferred stock dividend.

Fixed charge coverage is adjusted EBITDA divided by fixed charge.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock at liquidation value. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green
Chairman of the Board
Marc Holliday
Chief Executive Officer
Gregory F. Hughes
Chief Operating Officer and Chief Financial Officer
Andrew Mathias
President and Chief Investment Officer
Andrew S. Levine
Chief Legal Officer

ANALYST COVERAGE

Firm	Analyst	Phone	Email
Banc of America Securities, LLC	Mitchell B. Germain	(212) 847-5794	mitchell.b.germain@bofasecurities.com
Citigroup Smith Barney, Inc.	Jonathan Litt	(212) 816-0231	jonathan.litt@citigroup.com
Credit-Suisse	John J. Stewart	(212) 538-3183	john.stewart@credit-suisse.com
Deutsche Bank Securities, Inc.	Louis W. Taylor	(212) 250-4912	louis.taylor@db.com
Goldman Sachs & Co.	Jonathan Habermann	(917) 343-4260	jonathan.habermann@gs.com
Green Street Advisors	Michael Knott	(949) 640-8780	mknott@greenstreetadvisors.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@keybanccm.com
Lehman Brothers Holdings, Inc.	David Harris	(212) 526-1790	dharris4@lehman.com
Merrill Lynch	Steve Sakwa	(212) 449-0335	steve_sakwa@ml.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
RBC Capital Markets	David B. Rodgers	(216) 378-7626	dave.rodgers@rbccm.com
Stifel Nicolaus	John Guinee	(410) 454-5520	jwguinee@stifel.com
UBS Securities LLC	James C. Feldman	(212) 713 4932	james.feldman@ubs.com
Wachovia Securities, LLC	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.